MATSON NAVIGATION COMPANY, INC.






        $15,000,000 SERIES A SENIOR SECURED NOTES DUE AUGUST 19, 2010

                                    and

         $105,000,000 SERIES B SENIOR SECURED NOTES DUE MAY 19, 2020






                            AMENDED AND RESTATED
                               NOTE AGREEMENT











                                 May 19, 2005

                          TABLE OF CONTENTS
                                                                      Page


1. AUTHORIZATION OF ISSUE OF NOTES......................................1

         1A. Authorization and Issuance of Series A Notes...............1

         1B. Authorization of Issue of Series B Notes...................2

2. PURCHASE AND SALE OF SERIES B NOTES; AMENDMENT AND RESTATEMENT.......2

         2A. Purchase and Sale of Series B Notes........................2

         2B. Amendment and Restatement..................................2

3. CONDITIONS OF CLOSING................................................3

         3A. Certain Documents..........................................3

         3B. Representations and Warranties; No Default.................4

         3C. Purchase Permitted by Applicable Laws......................4

         3D. Perfection of Liens and Security Interests.................5

         3E. Shipbuilding Contract; Citizenship.........................5

         3F. Certificates of Insurance..................................5

         3G. Lien Searches..............................................5

         3H. Material Adverse Change....................................5

         3I. Fees and Expenses..........................................5

4. PREPAYMENTS..........................................................5

         4A. Required Prepayments of Notes..............................5

         4B. Optional Prepayment With Yield-Maintenance Amount..........6

         4C. Notice of Optional Prepayment..............................6

         4D. Application of Prepayments.................................7

         4E. Retirement of Notes........................................7

5. AFFIRMATIVE COVENANTS................................................7

         5A. Financial Statements.......................................7

         5B. Inspection of Property.....................................8

         5C. Deliveries; Further Assurances.............................9

         5D. Information Required by Rule 144A.........................10

         5E. Maintenance of Properties; Insurance......................10

6. NEGATIVE COVENANTS..................................................10

         6A. Financial Covenants.......................................10

         6B. Dividend and Investment Limitation........................10

         6C. Lien, Debt and Other Restrictions.........................11

7. EVENTS OF DEFAULT...................................................15

         7A. Acceleration..............................................15

         7B. Rescission of Acceleration................................17

         7C. Notice of Acceleration or Rescission......................18

         7D. Other Remedies............................................18

8. REPRESENTATIONS, COVENANTS AND WARRANTIES...........................18

         8A. Organization..............................................18

         8B. Financial Statements......................................18

         8C. Actions Pending...........................................19

         8D. Outstanding Debt..........................................19

         8E. Title to Properties.......................................19

         8F. Taxes.....................................................19

         8G. Conflicting Agreements and Other Matters..................19

         8H. Offering of the Notes.....................................20

         8I. Use of Proceeds; Regulation U, etc........................20

         8J. ERISA.....................................................20

         8K. Governmental Consent......................................21

         8L. Holding Company and Investment Company Status.............21

         8M. Possession of Franchises, Licenses, etc...................21

         8N. Environmental and Safety Matters..........................22

         8O. Establishment of Security Interest........................22

         8P. Employee Relations........................................22

         8Q. Regulations and Legislation...............................22

         8R. Disclosure................................................22

9. REPRESENTATIONS OF THE PURCHASERS...................................23

         9A. Nature of Purchase........................................23

         9B. Source of Funds...........................................23

10. DEFINITIONS; ACCOUNTING MATTERS....................................24

         10A. Yield-Maintenance Terms..................................24

         10B. Other Terms..............................................26

         10C. Accounting Principles, Terms and Determinations..........32

11. MISCELLANEOUS......................................................32

         11A. Note Payments............................................32

         11B. Expenses.................................................32

         11C. Consent to Amendments....................................33

         11D. Form, Registration, Transfer and Exchange of Notes.......33

         11E. Persons Deemed Owners; Participations....................34

         11F. Survival of Representations and Warranties;
              Entire Agreement.........................................34

         11G. Successors and Assigns...................................34

         11H. Independence of Covenants................................34

         11I. Notices..................................................35

         11J. Descriptive Headings.....................................35

         11K. Satisfaction Requirement.................................35

         11L. Governing Law............................................35

         11M. Payments Due on Non-Business Days........................35

         11N. Severability.............................................35

         11O. Severalty of Obligations.................................35

         11P. Consent to Forum.........................................36

         11Q. Counterparts.............................................36

         11R. Binding Agreement........................................37

Schedules and Exhibits
Exhibit A-1   --  Form of Series A Note
Exhibit A-2   --  Form of Amended and Restated Series B Note
Exhibit B     --  Form of Disbursement Direction Letter
Exhibit C     --  Form of Intercreditor Agreement
Exhibit D     --  Form of Mortgage
Exhibit E         Form of Security Agreement
Exhibit F-1   --  Form of Opinion of Company's General Counsel
Exhibit F-2   --  Form of Opinion of Company's Maritime Counsel
Exhibit F-3   --  Form of Opinion of Company's Special Hawaiian Counsel
Schedule 8G   --  Agreements Restricting Incurrence of Debt
Schedule 8K   --  Filings and Recordings
Schedule 8O   --  Locations

                         MATSON NAVIGATION COMPANY, INC.
                                 555 12th Street
                            Oakland, California 94607

                                                              As of May 19, 2005


Each of the Persons named in the Purchaser Schedule attached hereto as a holder of the Series A Notes
(the "Existing Holders")
             and
Each of the Persons named in the Purchaser Schedule attached hereto as a purchaser of the Series B Notes
(the "Purchasers")

c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, CA  94111

Ladies and Gentlemen:

         The undersigned, Matson Navigation Company, Inc. (the "Company") hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined:

                                  INTRODUCTION

         The Company and the Existing Holders are parties to the Private Shelf Agreement, dated June 29, 2001 (as heretofore amended, the "Existing Agreement"), under which the Company issued and sold to the Existing Holders, and there are now outstanding, the Company's Series A Senior Notes due August 19, 2010 (the "Series A Notes") in the outstanding principal amount of $15,000,000. The Company and the Purchasers are desirous of entering into this Agreement under which, subject to the terms and conditions hereof, the Company would issue and sell to the Purchasers the Series B Notes, which will be secured by the Collateral. The Company and the Existing Holders are desirous of, subject to the terms and conditions hereof, amending and restating the Existing Agreement to read as set forth herein, amending and restating the form of the Series A Notes to be in the form of Exhibit A-1 to this Agreement and to provide that the Series A Notes will be secured by the Collateral on a pari passu basis with the Series B Notes.

         Accordingly, the parties agree as follows:

         1.       AUTHORIZATION OF ISSUE OF NOTES.

         1A.      Authorization and Issuance of Series A Notes. Under the
Existing Agreement the Company authorized the issue of, and issued and sold to the Existing Holders, the Series A Notes, which bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 4.31% per annum and on overdue payments at the rate per annum set forth therein, and have such other particular terms as are set forth in the Series A Notes, and which will, after the effectiveness of the amendment and restatement of the Existing Agreement be substantially in the form of Exhibit A-1 attached hereto. The terms "Series A Note" and "Series A
        -----------
Notes" as used herein shall include each Series A Note delivered pursuant to the Existing Agreement, each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

         1B.      Authorization of Issue of Series B Notes. The Company has
authorized the issue of its senior secured promissory notes (the "Series B Notes") in the aggregate principal amount of $105,000,000, to be dated the date of issue thereof, to mature May 19, 2020, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 4.79% per annum and on overdue payments at the rate per annum set forth therein, and to be substantially in the form of Exhibit A-2
                                                                    -----------
attached hereto. The term "Series B Notes" as used herein shall include each such Series B Note delivered pursuant to any provision of this Agreement and each such Series B Note delivered in substitution or exchange for any other Series B Note pursuant to any such provision and the term "Notes" as used herein shall include each Series A Note and each Series B Note.

         2.       PURCHASE AND SALE OF SERIES B NOTES; AMENDMENT AND
RESTATEMENT.

         2A.      Purchase and Sale of Series B Notes. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Series B Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of Schiff Hardin LLP at 6600 Sears Tower, Chicago, Illinois 60606, one or more Series B Notes registered in such Purchaser's name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Series B Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be May 19, 2005 (herein called the "closing" or the "date of closing"), for credit to the account or accounts as shall be specified in a letter on the Company's letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Purchasers delivered prior to
---------
the date of closing.

         2B.      Amendment and Restatement. Subject to the terms and conditions herein set forth, the Company and the Existing Holders agree that, effective on the date of closing, the Existing Agreement shall be amended and restated in its entirety to read as set forth in this Agreement and each Series A Note outstanding as of the date of closing shall be amended and restated in its entirety to be a like principal amount of Series A Notes in the form of Exhibit
                                                                        -------
A-1 attached to this Agreement. The Series A Notes issued pursuant to paragraph
---
3A(i) are (i) given in exchange and substitution for, and not as payment of the indebtedness evidenced by, the outstanding Series A Notes held by the Existing Holders as of the date of closing that are being amended and restated pursuant to this paragraph 2B, (ii) merely a re-evidence of the indebtedness evidenced by such outstanding Series A Notes, and (iii) are not intended to constitute a novation or discharge of the indebtedness evidenced by such outstanding Series A Notes. Any Series A Note issued pursuant to paragraph 3A(i) in exchange for any such outstanding Series A Note shall be dated the interest payment date up to which interest has been paid on such outstanding Series A Note and shall carry the rights to unpaid interest which was carried on the outstanding Series A Note for which such Series A Note was issued in exchange, so that neither gain nor loss of interest shall result from any such exchange.

         3. CONDITIONS OF CLOSING. The obligation of each Purchaser to purchase and pay for the Series B Notes to be purchased by such Purchaser hereunder, and the effectiveness of the amendment and restatement of the Existing Agreement and the form of the outstanding Series A Notes hereby, are subject to the satisfaction, on or before the date of closing, of the following conditions:

         3A.      Certain Documents. Such Purchaser and each Existing Holder shall have received the following, each dated the date of closing:

                  (i) The Series B Note(s) to be purchased by such Purchaser or an amended and restated Series A Notes in the form of Exhibit A-1
                                                               -----------
         hereto in a like principal amount as the outstanding principal amount of the Series A Note held by such Existing Holder, as the case may be.

                  (ii) An Intercreditor and Collateral Agency Agreement among the Purchasers, the Existing Holders and the Collateral Agent in the form of Exhibit C hereto (herein, as the same may be amended, modified
                 ---------
         or supplemented from time to time in accordance with the provisions thereof, called the "Intercreditor Agreement").

                  (iii) A copy of a First Preferred Ship Mortgage made by the Company in favor of the Collateral Agent for the benefit of the holders of the Notes in the form of Exhibit D hereto (herein, as the same may
                                     ---------
         be amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Mortgage").

                  (iv) A Security Agreement between the Company and the Collateral Agent for the benefit of the holders of the Notes in the form of Exhibit E hereto (as the same may be amended, modified or
                 ---------
         supplemented from time to time in accordance with the provisions thereof, called the "Security Agreement").

                  (v) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the other Transaction Documents.

                  (vi) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Notes, the other Transaction Documents and the other documents to be delivered hereunder.

                  (vii) Certified copies of the Certificate of Incorporation and By-laws of the Company.

                  (viii) A favorable opinion of the Company's general counsel (or such other counsel designated by the Company and acceptable to the Purchaser(s) and the Existing Holders) satisfactory to such Purchaser and each Existing Holder and substantially in the form of Exhibit F-1
                                                                   -----------
         attached hereto and as to such other matters as such Purchaser or any Existing Holder may reasonably request. The Company hereby directs such counsel, and the counsel referred to in paragraph 5C(1), to deliver such opinion and the opinions described in paragraph 5C(1), agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser and Existing Holder receiving such opinions will and is hereby authorized to rely on such opinions.

                  (ix) A good standing certificate for the Company from the secretaries of state of Hawaii and California, in each case dated as of a recent date and such other evidence of the status of each Company as such Purchaser or any Existing Holder may reasonably request.

                  (x) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser or any Existing Holder.

         3B.      Representations and Warranties; No Default. The
representations and warranties contained in paragraph 8 hereof and in each Transaction Document shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default, Default, Event of Loss or event or condition which, with notice or lapse of time, or both, would constitute an Event of Loss; and the Company shall have delivered to such Purchaser and each Existing Holder an Officer's Certificate, dated the date of closing, to such effects.

         3C.      Purchase Permitted by Applicable Laws. The purchase of and payment for the Series B Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Series B Notes by each Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. This paragraph 3C is a closing condition and shall not be construed as a tax indemnity.

         3D.      Perfection of Liens and Security Interests. All documents or instruments, including Uniform Commercial Code financing statements, necessary, or deemed by such Purchaser or any Existing Holder to be desirable to be made, to perfect a first priority security interest in the Collateral in favor of the Collateral Agent shall have been executed and delivered to the Collateral Agent and the Mortgage shall have been delivered to Marine Documentation, Inc. to be held for filing with the United States Coast Guard.

         3E.      Shipbuilding Contract; Citizenship. The Shipbuilding Contract
shall be in full force and effect. Such Purchaser and each Existing Holder shall have received a copy of the Shipbuilding Contract. The Company shall be a citizen of the United States, within the meaning of Section 2 of the Shipping Act, 1916, as amended, qualified to own and operate vessels engaged in the coastwise trade.

         3F.      Certificates of Insurance. The Company shall have delivered from insurance carriers acceptable to such Purchaser and each Existing Holder certificates of insurance evidencing insurance required to be maintained under
Section 1.13 of the Mortgage under insurance policies with loss payable clauses in favor of the Collateral Agent and acceptable to such Purchaser and each Existing Holder, together with a certificate of the chief financial officer of the Company, dated the date of closing, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid, and that, in the opinion of such officer, such insurance complies with the provisions of Section 1.13 of the Mortgage.

         3G.      Lien Searches. Such Purchaser and each Existing Holder shall have received (i) a certificate of ownership (CG-1330) issued by the United States Coast Guard showing the Company as the owner of the vessel, free and clear of all liens and encumbrances except the Mortgage and (ii) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State in the states of Hawaii and California.

         3H.      Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole, since December 31, 2004 shall have occurred.

         3I.      Fees and Expenses. Without limiting the provisions of
paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel and special maritime counsel to the Purchasers and the Existing Holders to the extent invoiced by no later than one
(1) day prior to the date of closing.

         4. PREPAYMENTS. The Notes shall be subject to required prepayment as and to the extent provided in paragraph 4A. The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

         4A.      Required Prepayments of Notes.

         4A(1).   Required Prepayments of Series A Notes. As set forth in the
Series A Notes, until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without premium, the sum of
(i) $2,000,000 on August 19 in each of the years 2005 to 2007, inclusive, and
(ii) $3,000,000 on August 19 in each of the years 2008 and 2009, and such principal amounts of the Series A Notes, together with interest thereon to the prepayment date, shall become due on such prepayment dates. The remaining outstanding principal amount of the Series A Notes, together with any accrued and unpaid interest thereon, shall become due on August 19, 2010, the maturity date of the Series A Notes.

         4A(2).   Required Prepayments of the Series B Notes. Until the Series B
Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $3,500,000 on May 19 and November 19 in each of the years 2005 to 2019, inclusive, and such principal amounts of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining outstanding principal amount of the Notes, together with any accrued and unpaid interest thereon, shall become due on May 19, 2020, the maturity date of the Series B Notes.

         4A(3).   Required Prepayment Upon Event of Loss or Collateral Event.
Within thirty (30) days after the occurrence of an Event of Loss and within ten
(10) days after the occurrence of a Collateral Event, the Company shall prepay the entire outstanding principal of the Notes and the entire outstanding principal amount of the Notes, together with interest thereon to such date and together with the Yield-Maintenance Amount, if any, with respect to each Note, shall be due and payable on such date.

         4B.      Optional Prepayment With Yield-Maintenance Amount. The Notes
of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

         4C.      Notice of Optional Prepayment. The Company shall give the
holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than five Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

         4D.      Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraph 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, in the case of prepayments pursuant to paragraph 4A(1) or 4A(2) for the purpose of this paragraph 4D only, all Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

         4E.      Retirement of Notes. The Company shall not, and shall not
permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquired, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

         5. AFFIRMATIVE COVENANTS. So long as any Note is outstanding and unpaid, the Company covenants as follows:

         5A.      Financial Statements. The Company covenants that it will
deliver to each holder of the Notes in duplicate:

                  (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject only to changes resulting from year-end adjustments;

                  (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such year and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holder(s) and certified by independent public accountants of recognized national standing whose opinion shall be unqualified and otherwise satisfactory in scope and substance to the Required Holder(s);

                  (iii) promptly upon transmission thereof, copies of all such financial, proxy and information statements, notices and other reports as are sent to the Company's public stockholders and copies of all registration statements (without exhibits) and all reports which are filed with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any material annual, interim or special audit made by them of the books of such Company or such Subsidiary;

                  (v) together with the delivery of any financial statements pursuant to clause (ii) above, the certificate or certificates described in Section 1.10(b) of the Mortgage and the report and opinion described in Section 1.13(b) of the Mortgage; and

                  (vi) with reasonable promptness, such other financial data as any holder of Notes may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of Notes an Officers' Certificate (a) demonstrating (with computations in reasonable detail) compliance with the covenants in paragraphs 6A(1), 6A(2), 6B, 6C(2), 6C(4) and
(b) stating that there exists no Default, Event of Default, Event of Loss or event or condition which, with notice or lapse of time, or both, would constitute an Event of Loss, or if any such Default, Event of Default, Event of Loss or event or condition exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         The Company also covenants that forthwith upon the chief executive officer, chief financial officer, treasurer or controller of the Company obtaining actual knowledge of an Event of Default, Default, Event of Loss or event or condition which, with notice or lapse of time, or both, would constitute an Event of Loss, it will deliver to each holder of Notes an Officers' Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5B.      Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their books and financial records and to make copies thereof or extracts therefrom and to discuss their affairs, finances and accounts with the principal officers and the Company's independent certified public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request; provided that a principal financial officer of the Company shall have prior notice of, and may elect to be present during, discussions with the Company's independent public accountants.

         5C.      Deliveries; Further Assurances.  The Company covenants to, at its sole expense:

         5C(1).   Vessel Delivery and Mortgage Filing. On or before May 23,
2005: (a) the construction of the Vessel shall have been completed substantially in accordance with the plans and specifications of the Shipbuilding Contract and the Vessel shall have successfully completed its trial run in accordance with the provisions of the Shipbuilding Contract; (b) all material conditions precedent to the Company's obligations to acquire the Vessel under the Shipbuilding Contract shall have been satisfied (except to the extent waived by the Company with the consent of the Purchasers and each Existing Holder), the Company shall have accepted delivery of the Vessel and, at the time the Company shall have accepted delivery of the Vessel, the Vessel shall not have suffered any material damage and the Vessel shall have received the highest classification and rating of the American Bureau of Shipping for vessels of the same age and type as the Vessel without any outstanding recommendations that would offset such class; (c) the Company shall have caused the Mortgage and the Bill of Sale to be duly filed with the United States Coast Guard at the National Vessel Documentation Center in Falling Waters, West Virginia and shall have paid all fees in connection therewith; (d) the Vessel shall have been duly documented under the laws of the United States in the name of the Company with coastwise and registry endorsements; (e) the Company shall have taken good, indefeasible, marketable, and insurable title to the Vessel free and clear of all Liens (other than Permitted Liens as defined in the Mortgage); (f) the Company shall have caused each Purchaser and each Existing Holder to receive a favorable opinion of
(i) Nixon Peabody LLP, the Company's special maritime counsel, satisfactory to each Purchaser and each Existing Holder and substantially in the form of Exhibit
                                                                         -------
F-2 attached hereto and as to such other matters as any Purchaser or any
---
Existing Holder may reasonably request, and (ii) the Company's special Hawaiian counsel, satisfactory to each Purchaser and each Existing Holder and substantially in the form of Exhibit F-3 attached hereto and as to such other
                             -----------
matters as any Purchaser or any Existing Holder may reasonably request; (g) pursuant to Article VII (3) of the Shipbuilding Contract the Purchasers and each Existing Holder shall have received a copy of (i) the Protocol of Delivery and Acceptance, and (ii) a copy of the Bill of Sale in the form of a Builder's Certificate; (h) the Company shall have made all filings and recordings referred to in paragraph 3D and the Company shall have paid all fees in connection therewith; and (i) the Purchasers and the Existing Holders shall have received evidence of each of the foregoing.

         5C(2).   Additional Filings. In addition to the filing required in
paragraph 5C(2), promptly execute and deliver, or cause to be executed and delivered, to the holders of the Notes or the Collateral Agent, in due form for filing or recording (the Company hereby agrees to pay the cost of filing or recording the same (including without limitation any and all filing fees and recording taxes)) in all public offices necessary or deemed necessary by the Required Holder(s) or the Collateral Agent, such other collateral assignments, security agreements, pledge agreements, mortgages, and other instruments and documents, and do such other acts and things, including, without limitation, all acts and things as the Required Holder(s) or the Collateral Agent may from time to time reasonably request, to establish and maintain to the satisfaction of the Required Holder(s) and the Collateral Agent a valid and perfected first priority security interest in favor of the Collateral Agent in all of the present and/or future Collateral free of all other Liens (other than Permitted Liens, as defined in the Mortgage) whatsoever and to deliver to the Collateral Agent or the holders of the Notes such certificates, documents, instruments and opinions in connection therewith as may be reasonably requested by the Collateral Agent or the Required Holder(s), each in form and substance reasonably satisfactory to the Collateral Agent and the Required Holder(s). The Company hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all other persons designated by the Collateral Agent for that purpose) as the Company's true and lawful agent and attorney-in-fact to, if the Company fails to make any filing or recording required in this paragraph 5C, sign the Company's name on any such agreements, instruments and documents referred to in the preceding sentences and to deliver such agreements, instruments and documents to such Persons as the Required Holder(s) or the Collateral Agent in their sole discretion may elect.

         5D.      Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5D, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

         5E.      Maintenance of Properties; Insurance. The Company covenants that it and each Subsidiary will (i) maintain or cause to be maintained in good repair, working order and condition all properties used or useful at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (ii) in addition to and without limiting the requirements contained in any Collateral Document, maintain insurance with reputable and financially sound insurers in such amounts and against such liabilities and hazards as is customarily maintained by other companies operating similar businesses.

         6. NEGATIVE COVENANTS. So long thereafter as any Note or amount due hereunder or under any other Transaction Document is outstanding and unpaid, the Company covenants as follows:

         6A.      Financial Covenants.  The Company will not permit:

         6A(1).   Working Capital Requirement. Consolidated Working Capital at
any time to be less than $1; or

         6A(2).   Net Worth Requirement. Consolidated Net Worth at any time to be less than the greater of (i) $250,000,000 or (ii) an amount equal to 65% of Consolidated Net Worth as of the end of the fiscal year of the Company most recently ended prior to the date of determination of compliance with this paragraph 6A(2);

         6B.      Dividend and Investment Limitation. The Company covenants that it will not pay or declare any dividend on any class of stock or make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock or make any Restricted Investment (all of the foregoing being herein called "Restricted Payments") if at the time any proposed Restricted Payment is to be made, or after giving effect to any proposed Restricted Payment, a Default or an Event of Default exists or would exist.

         6C.      Lien, Debt and Other Restrictions. The Company covenants that it will not and will not permit any Subsidiary to:

         6C(1).   Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except

                  (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

                  (ii) Liens (other than Liens pursuant to ERISA) incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                  (iii) Liens on property or assets of a Subsidiary securing obligations of such Subsidiary to the Company or another Subsidiary,

                  (iv) Liens on container(s) and equipment acquired subsequent to December 31, 2000 (including Liens in connection with financing or capitalized leases), securing Funded Debt of the Company or any Subsidiary permitted by paragraph 6C(2); provided that any such Lien may arise at any time after the date on which the encumbered container(s) or equipment were acquired if such Lien relates to a cross border lease of such container(s) or equipment where (A) the lease or financing agreement provides that in the event of the bankruptcy or insolvency of the lessor, lessee, trustee or other lease transaction party, a default or casualty, or any other type of lease termination event (whether scheduled or otherwise), title to the leased containers or equipment reverts to the Company or such Subsidiary, (B) the aggregate amount of lease payments and consideration paid to obtain reconveyance of title to the leased containers or equipment does not exceed the original cost thereof, (C) no security interest, financing statement or similar filings are made in the United States of America in respect of the leased containers or equipment for the benefit of any Person other than the Company or such Subsidiary and (D) prior to such Lien becoming effective, the Company or such Subsidiary receives a legal opinion of counsel to the lessor and trustee, if any, to the effect that the agreements referred to in subclause (A) of this clause
         (iv) are valid and legally binding agreements, enforceable against the lessor or trustee, if any, in accordance with their respective terms,

                  (v) Liens on Capital Assets acquired subsequent to December 31, 2000 (excluding any asset consisting of, or acquired with, insurance proceeds received in connection with any asset owned on December 31, 2000) securing Funded Debt of the Company and Subsidiaries permitted by clause (iii) of paragraph 6C(2),

                  (vi) Liens encumbering the Company's Capital Construction Fund to the extent incurred in connection with Company's financing of obligations constituting "qualified withdrawals" under regulations adopted by the Maritime Administration under the Merchant Marine Act, 1936, as amended,

                  (vii) any Lien existing on any property of any Person at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary; provided that (a) any such Lien shall not encumber any other property of the Company or such Subsidiary, and (b) the aggregate amount of Funded Debt secured by all such Liens is at all times permitted by paragraph 6C(2),

                  (viii) Permitted Liens, as defined in the Mortgage; and

                  (ix) Liens in the Collateral in favor of the Collateral Agent to secure the Notes,

provided that, other than Permitted Liens (as defined in the Mortgage), no Liens shall be permitted in or on the Collateral;

         6C(2).   Funded Debt.  Create, incur, assume or suffer to exist any
Funded Debt, except

                  (i) Funded Debt of any Subsidiary to the Company or another Subsidiary,

                  (ii) Funded Debt of Subsidiaries in an aggregate principal amount at no time in excess of $25,000,000 (exclusive of Funded Debt permitted by clause (i) or (iii) hereof),

                  (iii) Funded Debt of Subsidiaries described in clause (v) of paragraph 6C(1) and Funded Debt of the Company; provided that the aggregate principal amount thereof shall at no time exceed an amount equal to 200% of Consolidated Net Worth at such time;

         6C(3).   Merger. Enter into any transaction of merger, consolidation or other combination with any other Person; provided that

                  (i) any Subsidiary may merge with the Company; provided that the Company shall be the continuing or surviving corporation and no Default or Event of Default will result therefrom,

                  (ii) any Subsidiary may merge with another Subsidiary, and

                  (iii) the Company may merge, consolidate or combine with any other corporation; provided that (a) immediately after such merger, consolidation or combination, no Default or Event of Default shall exist and (b) if the Company is not the continuing or surviving corporation, the successor corporation shall be a solvent corporation organized under the laws of any state of the United States of America and shall expressly assume in writing all of the obligations of the Company under this Agreement, including all covenants herein contained, and such successor or acquiring corporation shall be substituted for the Company with the same effect as if it had been named herein as a party hereto;

         6C(4).   Sale of Assets. Sell, lease or transfer or otherwise dispose of any Capital Asset to any Person, except that during any rolling twelve-month period, the Company may sell or otherwise dispose of Capital Assets (other than Capital Assets constituting part of the Collateral unless the Notes are prepaid in full prior to or concurrently with such sale pursuant to paragraph 4B) which constituted up to 10% of the total value of the assets of the Company as of December 31, 2004, so long as (A) such Capital Assets sold contributed less than 25% of the Consolidated Net Earnings in each of the three fiscal years immediately preceding any such sale and (B) such Capital Assets, when considered together with all other Capital Assets sold or otherwise disposed of subsequent to December 31, 2004, do not constitute in excess of 30% of the total value of the assets of the Company as of December 31, 2004;

         6C(5).   Sale of Stock and Debt of Subsidiaries. Sell or otherwise
dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents their fair value (as determined in good faith by the Board of Directors of the Company), at the time of sale of the shares of stock and Debt so sold, and provided that at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(5));

         6C(6).   Sale and Lease-Back. Enter into any arrangement with any
lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property owned by the Company or any Subsidiary as of December 31, 2004 (including any such property acquired with insurance proceeds received in connection with any real or personal property owned by the Company or any Subsidiary on such date), which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary;

         6C(7).   Transactions with Affiliates and Stockholders. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company or stock of any Person owning stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6C(7); provided that the Company and Subsidiaries may enter into such transactions on terms no less favorable to the Company or Subsidiary than if no such relationship existed, including (subject in each case to the limitations of paragraph 6B)) Restricted Payments and transactions of the Company involving the sale or purchase of shares of the Company's stock;

         6C(8).   Loans, Advances and Investments. Make or permit to remain
outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company or any Subsidiary may

                  (i) make or permit to remain outstanding loans or advances to any Subsidiary;

                  (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a Person which immediately after such purchase or acquisition will be a Subsidiary;

                  (iii) acquire and own stock, obligations or securities received in settlement of debt (created in the ordinary course of business) owing to the Company or any Subsidiary,

                  (iv) make investments in accordance with the resolutions of the Board of Directors of the Company; provided that such resolutions authorize only investments rated investment grade by Standard & Poor's Corporation, Moody's Investors Services, or any other nationally recognized credit rating agency,

                  (v) make Restricted Investments to the extent permitted by paragraph 6B; and

                  (vi) make other investments, loans and advances (other than Restricted Investments which may be made only to the extent permitted by paragraph 6B) which in aggregate (at original cost) do not exceed $30,000,000;

Notwithstanding the foregoing, amounts in the Capital Construction Fund may be invested only as provided in clause (iv) above; or

         6C(9).   Terrorism Sanctions Regulations. Become, or permit any
Subsidiary to become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order, or to knowingly engage, or permit any Subsidiary to knowingly engage, in any dealings or transactions with any such Person.

         7.       EVENTS OF DEFAULT.

         7A.      Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of, or interest or Yield-Maintenance Amount on, any Note for more than two Business Days after the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company or any Subsidiary defaults in any payment of principal of, or premium or interest on, any obligation for money borrowed (or of any obligation under conditional sale or other title retention agreement or of any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) other than the Notes beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement (or any other event thereunder or under any such agreement occurs and is continuing) and the effect of such default, failure or other event is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur or such a failure or other event causing or permitting acceleration (or resale to a Company or any Subsidiary) shall occur and be continuing exceeds $25,000,000; or

                  (iii) any representation or warranty made by the Company in the Existing Agreement, herein or in any other Transaction Document or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement or any other Transaction Document shall be false or misleading in any material respect on the date as of which made; or

                  (iv) the Company fails to perform or observe any agreement contained in paragraph 6 or 5C(1) hereof; or

                  (v) the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any officer of the Company obtains actual knowledge thereof, or the Company or any Subsidiary fails to perform or observe any agreement contained in any other Transaction Document and such failure shall not be remedied within the grace period, if any, provided therefor in such Transaction Document (or, if no such grace period is provided for in such Transaction Document, within 30 days after any officer of the Company obtains actual knowledge thereof); or

                  (vi) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (vii) any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                  (viii) the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any such Material Subsidiary, or of any substantial part of the assets of the Company or any such Material Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Company or any Material Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (ix) any petition or application of the type described in clause (viii) of this paragraph 7A is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (x) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary decreeing a split-up of the Company or such Material Subsidiary which requires the divestiture of (A) assets representing a substantial part, or the stock of, or other ownership interest in, a Material Subsidiary whose assets represent a substantial part of the consolidated assets of the Company or a Material Subsidiary or (B) assets or the stock of or other ownership interest in a Subsidiary that has contributed a substantial part of consolidated net income of the Company or a Material Subsidiary for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBCG or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company; or

                  (xiii) any judgment(s) or decree(s) in the aggregate amount of $25,000,000 or more shall be entered against the Company or any of its Subsidiaries that are not paid or fully covered (beyond any applicable deductibles) by insurance and such judgment(s) or decree(s) shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (xiv) an "event of default", as defined in the Mortgage, has occurred;

then (a) if such event is an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount with respect thereto, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) with respect to any event constituting an Event of Default, the Required Holder(s) of any Series of Notes may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         7B.      Rescission of Acceleration. At any time after any or all of the Notes of a Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement (as this Agreement pertains to the Notes of such Series). No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C.      Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

         7D.      Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, the other Transaction Documents and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Transaction Document or in aid of the exercise of any power granted in this Agreement or any other Transaction Document. No remedy conferred in this Agreement or any other Transaction Document upon the holder of any Note or the Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

         8A.      Organization. The Company and each Subsidiary is duly
organized, validly existing and in good standing under the laws of the state of its organization. The Company and each Subsidiary has the full power and authority to own its properties and to carry on its business as now being conducted. The Company has full power, authority and right to execute and deliver, and to perform and observe, the provisions of this Agreement, the Notes and the other Transaction Documents and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents has been duly authorized by all necessary corporate and other action, and, when duly executed and delivered, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

         8B.      Financial Statements. The Company has furnished each Purchaser and each Existing Holder with the following financial statements, identified by a principal financial officer of the Company: (i) consolidated balance sheets of the Company and its Subsidiaries as of: December 31, 2004, December 26, 2003, and December 27, 2002, and consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for each such year, certified by Deloitte & Touche; and (ii) consolidated balance sheets of the Company and its Subsidiaries as of April 1, 2005 and as of March 26, 2004 and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the three-month period ended on each such date, in each case prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, shareholders' equity and cash flows fairly present the results of the operations and cash flows of the Company and its Subsidiaries for the periods indicated. As of the date of closing, there has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 2004.

         8C.      Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8D.      Outstanding Debt. Neither the Company nor any Subsidiary has
any Funded Debt outstanding except as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing any Debt of the Company or any Subsidiary or of any agreement relating thereto.

         8E.      Title to Properties. The Company has and each Subsidiary has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Liens of any kind except Liens permitted by paragraph 6C(1). There is no material default, nor any event that, with notice or lapse of time or both, would constitute such a material default under any material lease to which either the Company or any Subsidiary is a lessee, lessor, sublessee or sublessor.

         8F.      Taxes. The Company has and each Subsidiary has filed all
Federal, state and other income tax and informational returns which are required to be filed by it. The Company and each such Subsidiary has paid all taxes as shown on its returns and on all assessments received to the extent that such taxes have become due, except such assessments as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         8G.      Conflicting Agreements and Other Matters. Neither the
execution nor delivery of this Agreement, the Notes or any other Transaction Document, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes or any other Transaction Document will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary (other than Liens in the Collateral in favor of the Collateral Agent pursuant to the Collateral Documents) pursuant to, their respective articles or incorporation or bylaws (or other comparable governing documents, as applicable), any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing any of their respective Debt, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of Debt pursuant hereto, except as set forth on Schedule 8G hereto.

         8H.      Offering of the Notes. Neither the Company nor any agent
acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchasers and the Existing Holders, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or blue sky law of any applicable jurisdiction.

         8I.      Use of Proceeds; Regulation U, etc. The proceeds of sale of the Series B Notes will, on the date of closing, be deposited into the Capital Construction Fund of the Company and withdrawn from the Capital Construction Fund and used to pay the purchase price of the Vessel under the Shipbuilding Contract. None of the proceeds of the Notes have been or will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" (as defined in Regulation U (12 CFR
Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock")) or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8J.      ERISA. No accumulated funding deficiency (as defined in
section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any of its Subsidiaries or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Notes were and will be exempt from, or did not and will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and did not and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Existing Holder's representation in paragraph 9B of the Existing Agreement (with respect to the Series A Notes) each Purchaser's representation in paragraph 9B (with respect to the Series B Notes).

         8K.      Governmental Consent. Neither the nature of the Company or any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Company or a Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require on the part of the Company or any Subsidiary any authorization, consent, approval, exemption or other action by, notice to or filing with any court, administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state blue sky authorities, the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Collateral Documents and any filings described on Schedule 8K hereto) in connection with
(i) the execution and delivery of this Agreement or the other Transaction Documents, (ii) the offering, issuance, sale or delivery of the Notes or (iii) fulfillment of or compliance with the terms and provisions of this Agreement, the Notes or the other Transaction Documents.

         8L.      Holding Company and Investment Company Status. Except as set
forth in the next succeeding sentence, neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "Public utility" within the meaning of the Federal Power Act, as amended, or an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "Investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended. The Company and its Subsidiaries are not a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended, and are not regulated thereunder. On each date as of which this representation is made or confirmed, the Parent has on file with the Securities and Exchange Commission such an exemption statement, which is in full force and effect.

         8M.      Possession of Franchises, Licenses, etc. The Company and its
Subsidiaries possess all material franchises, certificates, licenses, development and other permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights (collectively, "Material Rights"), free from burdensome restriction, that are necessary in the judgment of the Company in any material respect for the ownership, maintenance and operation of their business, properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any Material Rights in any material respect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Rights, or which materially and adversely affects the rights of the Company or its Subsidiaries thereunder.

         8N.      Environmental and Safety Matters. The Company and its
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental and Safety Laws except where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8O.      Establishment of Security Interest. Schedule 8O hereto sets forth as of the date of closing (i) the jurisdiction of incorporation and organizational number of the Company, and (ii) the location of the chief executive office of the Company. Upon the delivery of the Vessel and the filing of the Mortgage with the United States Coast Guard and the filing of the Financing Statement with the Bureau of Conveyances of the State of Hawaii, (i) all filings, assignments, pledges and deposits of documents or instruments will have been made, and all other actions have been taken, that are necessary under applicable law and are required to be made or taken on or prior to the date of closing under the provisions of this Agreement and the other Transaction Documents to create and perfect a first priority lien on and security interest in the Collateral (subject only to Permitted Liens, as defined in the Mortgage) in favor of the Collateral Agent to secure the Notes; (ii) the Collateral and the Collateral Agent's rights with respect to the Collateral will not be subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Collateral Agent with respect to the Collateral) (iii) the Company will be the owner of the Collateral described in the Collateral Documents free from any Lien, security interest, encumbrance and any other claim or demand, other than Permitted Liens (as defined in the Mortgage).

         8P.      Employee Relations. Neither the Company nor any Subsidiary is
the subject of (i) any material strike, work slowdown or stoppage, union organizing drive or other similar activity or (ii) any material action, suit, investigation or other proceeding involving alleged employment discrimination, unfair termination, employee safety or similar matters or, to the best knowledge of the Company, is any such event imminent or likely to occur except those which, individually or in aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8Q.      Regulations and Legislation. To the best knowledge of the
Company, no law, regulation, interpretation or legislation has been enacted or issued that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8R.      Disclosure. Neither this Agreement, any other Transaction
Document nor any other document, certificate or statement furnished to any Purchaser or any Existing Holder by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any Subsidiary which materially adversely affects, or in the future may (so far as the Company can now foresee) materially adversely affect, the consolidated business, property, assets, prospects or financial condition of the Company and the Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser and each Existing Holder by or on behalf of the Company prior to the date this representation is made or confirmed in connection with the transactions contemplated hereby.

         9.       REPRESENTATIONS OF THE PURCHASERS.

         Each Purchaser represents as follows:

         9A.      Nature of Purchase. Such Purchaser is acquiring the Series B
Notes purchased by it hereunder for the purpose of investment for its own account or for the account of funds that it manages for investment purposes and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control. Such Purchaser has no present intention of selling, granting participation in, or otherwise distributing any of the Series B Notes to be issued to it in any transaction which would be in violation of the securities laws of the United States of America or any state or other jurisdiction thereof, without prejudice, however, to Purchaser's rights at all times to sell or otherwise dispose of all or any part of such securities under a registration under Securities Act or under an exemption from such registration available under the Securities Act and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. Such Purchaser acknowledges that the Series B Notes will not, on the Closing Date, be registered under the Securities Act, on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act, and that the Company's reliance on such exemption is predicated on the representations set forth in this Article 9.

         9B.      Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Series B Notes to be purchased by such Purchaser hereunder:

                  (i) the Source is an "insurance company general account" (as that term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (ii) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

                  (v) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

                  (vi) the Source is a governmental plan; or

                  (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

                  (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "employee benefit plan", "governmental plan", and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         9C.      Experience and Information. Such Purchaser (a) is an
"accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (b) understands that the Series B Notes have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (c) by and through its officers (each of whom has such knowledge and experience in financial and business matters as to be capable of evaluating such Purchaser's investment), has such knowledge and experience in financial and business matters as to be capable of evaluating its investment, and such Purchaser has the ability to bear the economic risks of its investment; (d) by and through its officers, has reviewed this Agreement, including all exhibits and schedules hereto, and has received
(i) consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2004, December 26, 2003, and December 27, 2002, and consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for each such year, certified by Deloitte & Touche, and (ii) consolidated balance sheets of the Company and its Subsidiaries as of April 1, 2005 and as of March 26, 2004 and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the three-month period ended on each such date, in each case prepared by the Company; and (e) by and through its officers, has had, during the course of the transactions contemplated hereby and prior to its receipt of the Series B Notes, the opportunity to ask questions of, and has received answers from, the Company concerning the transactions contemplated hereby and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense; provided, however, that nothing in this representation nor any such investigation by such Purchaser or by its officers shall limit, diminish, or constitute a waiver of any representation or warranty made under this Agreement or any Transaction Document by the Company or impair any rights which such Purchaser may have with respect thereto.

         9D.      Rule 144. Such Purchaser understands that the Series B Notes may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom and that in the absence of such registration or exemption, the Series B Notes must be held indefinitely. In particular, such Purchaser is aware that the Series B Notes may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the applicable conditions of that Rule are met, and that the Company is making no representation that such conditions will be met in the future. Such Purchaser represents that, in the absence of an effective registration statement covering the Series B Notes, it will sell, transfer, or otherwise dispose of the Series B Notes only in a manner consistent with its representations set forth in paragraph 9A.

         9E.      Legends. Such Purchaser understands that the certificates
evidencing the Series B Notes will bear the following legends, in addition to any legend required by applicable state securities laws:

"THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM THE REQUIREMENT FOR SUCH A REGISTRATION STATEMENT."

         10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

         10A.     Yield-Maintenance Terms.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or San Francisco, California are required or authorized to be closed.

         "Called Principal" shall mean, with respect to any Note, the principal of such Note that (i) is to be prepaid pursuant to paragraph 4B or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "Designated Spread" shall mean 50 basis points.

         "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen or, if Bloomberg Financial Services shall cease to report such yields or shall cease to be Prudential Capital Group's customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group's customary source of such information), for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to the same number of decimal places as appears in the coupon of the applicable Note.

         "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal (i) is to be prepaid pursuant to paragraph 4B or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B.     Other Terms.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall have the meaning specified in paragraph 11C.

         "Anti-Terrorism Order" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,
079 (2001), as amended.

         "Assignment" shall have the meaning specified in paragraph 3A(v).

         "Authorized Officer" shall mean any officer of the Company designated as an "Authorized Officer" in the Information Schedule or any officer of the Company designated as an "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of the Company's Authorized Officers.

         "Bankruptcy Law" shall have the meaning specified in clause (vii) of paragraph 7A.

         "Builder" shall mean Kvaerner Philadelphia Shipyard Inc., a Pennsylvania corporation.

         "Business Day" shall have the meaning specified in paragraph 10A.

         "Capital Assets" shall mean all assets other than current assets, and shall not include any amounts in the Capital Construction Fund.

         "Capital Construction Fund" shall mean the fund established and maintained by Company in accordance with Section 607 of the Merchant Marine Act, 1936, as amended.

         "Capitalized Lease Obligation" shall mean, with respect to any Person, any rental obligation of such Person which, under GAAP, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.), as amended, and the regulations promulgated thereunder.

         "closing" or "date of closing" shall have the meaning specified in paragraph 2A hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean the Vessel and all other tangible or intangible property in which a Lien is purported to be granted pursuant to the Collateral Documents, whether now owned or hereafter acquired and whether now or hereafter existing.

         "Collateral Agent" shall mean The Prudential Insurance Company of America, in its capacity as collateral agent under the Intercreditor Agreement, and its successor and assigns in that capacity.

         "Collateral Documents" shall mean the Mortgage, the Assignment, the Security Agreement and any other agreement, document or instrument in effect on the date of closing or executed by the Company after the date of closing under which the Company has granted a lien upon or security interest in any property or assets to the Collateral Agent to secure all or any part of the obligations of the Company under this Agreement or the Notes, and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

         "Collateral Event" shall mean (i) any Collateral Document shall cease to be in full force and effect, or the Company shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, any Collateral Document, or (ii) the Collateral Agent does not have or ceases to have a valid first priority perfected security interest (subject only to Permitted Liens, as defined in the Mortgage) in any material Collateral for the benefit of the holders of the Notes.

         "Consolidated Net Earnings" shall mean, for any period, the consolidated net income of the Company and Subsidiaries as determined in accordance with GAAP.

         "Consolidated Net Worth" shall mean, as of the time of any determination, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries.

         "Consolidated Tangible Net Worth" shall mean, as of the time of any determination, Consolidated Net Worth minus the sum of treasury stock, unamortized debt discount and expense, goodwill, trademarks, trade names, patents, deferred charges and other intangible assets of the Company and Subsidiaries on a consolidated basis and any write-up of the value of any of their assets after December 31, 2000.

         "Consolidated Total Capital" shall mean, as of the time of any determination, the sum of (i) consolidated Funded Debt of the Company and Subsidiaries, (ii) Consolidated Net Worth and (iii) Deferred Income Taxes.

         "Consolidated Working Capital" shall mean the excess of consolidated current assets over consolidated current liabilities of the Company and Subsidiaries.

         "Current Debt" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a revolving credit or similar agreement effective for more than one year after the date such agreement was entered into pursuant to the terms of such agreement.

         "Debt" shall mean Funded Debt and/or Current Debt, as the case may be.

         "Deferred Income Taxes" shall mean as of the time of any determination, the liability for deferred income taxes of the Company and Subsidiaries on a consolidated basis.

         "Environmental and Safety Laws" shall mean all Federal, state and local laws, regulations and ordinances, relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including, without limitation, CERCLA, the Hazardous Materials Transportation Act
(49 U.S.C. Section 1901 et. Seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. Seq.), the Federal Water Pollution Control Act
(33 U.S.C. Section 1251 et. Seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

         "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Event of Loss" with respect to the Vessel shall mean the occurrence of any of the following events at any time: (i) the Vessel shall be either totally destroyed or damaged beyond repair or any other event shall occur that results in the Vessel being permanently rendered unfit for its intended use, including but not limited to damage that is not susceptible to repair within the earlier of the final maturity of the Series B Notes or two (2) years from the date the damage occurred, (ii) the entire Vessel or any substantial and essential portion thereof shall have been condemned, confiscated, or seized or shall have been requisitioned for use for a period of 18 months or for a period which extends beyond the final maturity of the Series B Notes, (iii) there shall be a requisition or taking of title to the entire Vessel or any substantial and essential portion thereof, or (iv) the seizure of the Vessel by the United States or any other country or nation. For the avoidance of doubt, use of the Vessel by the Company under a Voluntary Intermodal Sealift Agreement shall not constitute a requisition for use or a taking of title.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing Agreement" shall have the meaning specified in the Introduction to this Agreement.

         "Existing Holders" shall have the meaning specified in the address block to this Agreement.

         "Funded Debt" shall mean and include, without duplication, (i) any obligation payable more than one year from the date of creation thereof, which is shown on the balance sheet as a liability in accordance with GAAP (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), (ii) endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), guarantees and other contractually incurred contingent liabilities (whether direct or indirect) in connection with the obligations of any Person, to the extent that such obligations are payable more than one year from the date of creation thereof (including all guarantees of Funded Debt of another Person) and (iii) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, to the extent that such obligations are payable more than one year from the date of creation thereof; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a revolving credit or similar agreement effective for more than one year after the date such agreement was entered into pursuant to the terms of such agreement.

         "GAAP" shall have the meaning provided in paragraph 10C.

         "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

         "Intercreditor Agreement" shall have the meaning specified in paragraph 3A(ii) hereof.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (exclusive of financing statements field for precautionary purposes only) under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         "margin stock" shall have the meaning specified in paragraph 8I.

         "Material Subsidiary" shall mean any Subsidiary, the tangible net worth of which is, on the date of determination, 5% or more of Consolidated Tangible Net Worth.

         "Mortgage" shall have the meaning specified in paragraph 3A(iii).

         "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Notes" shall have the meaning specified in paragraph 1B.

         "Officer's Certificate" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, Chief Financial Officer, President, one of its Vice Presidents or its Treasurer.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

         "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by either Company or any ERISA Affiliate.

         "Prohibited Transaction" shall mean any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c) of the Code which is not exempt by reason of section 4975(c) (2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.

         "Purchasers" shall have the meaning given in the Address Block to this Agreement.

         "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

         "Restricted Investment" shall mean any loan or advance to, or purchase of or investment in any stock, notes, obligations or securities or, or any other interest in, or any capital contribution to, any Affiliate or any Person with any ownership interest in any Affiliate.

         "Restricted Payments" shall have the meaning specified in paragraph 6B.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Security Agreement" shall have the meaning specified in paragraph 3A(iv).

         "Series" of Notes shall mean Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and
(vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued). The Series A Notes and the Series B Notes each constitute a separate "Series" of Notes.

         "Series A Notes" shall have the meaning specified in the Introduction to this Agreement.

         "Series B Notes" shall have the meaning specified in paragraph 1B.

         "Shipbuilding Contract" shall mean the Shipbuilding Contract (Hull003), dated as of February 14, 2005, by and between the Builder and the Company, as amended, restated, supplemented or otherwise modified from time to time.

         "Significant Holder" shall mean (i) each Purchaser and each Existing Holder, so long as such Purchaser or Existing Holder shall hold any Note, or
(ii) any other holder of at least 10% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

         "Subsidiary" shall mean any Person, all of the stock (or other equity interests) of every class of which, except directors' qualifying or residency shares (or their equivalent) shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

         "Transaction Documents" shall mean this Agreement, the Notes, the Intercreditor Agreement, the Company's Acknowledgment to Intercreditor Agreement, the Collateral Documents and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.

         "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased under this Agreement.

         "Vessel" a container vessel of the type Philadelphia CV 2600, named M.V. Manulani, official number 1168529, as more full described in Article I to the Shipbuilding Contract.

         10C.     Accounting Principles, Terms and Determinations. All
references in this Agreement to "generally accepted accounting principles" and "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

         11.      MISCELLANEOUS.

         11A.     Note Payments. The Company agrees that, so long as any
Purchaser or Existing Holder shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit on the date due to the account or accounts of such Purchaser or Existing Holder specified in the Purchaser Schedule attached hereto or such other account or accounts in the United States as such Purchaser or Existing Holder may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser and Existing Holder agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers and Existing Holders have made in this paragraph 11A.

         11B.     Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser, each Existing Holder and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel and any maritime counsel engaged by the Purchasers, the Existing Holders or any Transferee in connection with this Agreement on any other Transaction Document, the transactions contemplated hereby and thereby and any subsequent proposed modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed modification shall be effected or proposed consent granted, (ii) the reasonable costs and expenses, including attorneys' fees, incurred by any Purchaser, any Existing Holder or any Transferee in enforcing any rights under this Agreement, the Notes or any other Transaction Document (including, without limitation, to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's, any Existing Holder's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case, and (iii) all costs and expenses, including without limitation reasonable attorneys' fees, preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted in the Collateral Documents and the rights of the holders of the Notes, provided however, the Company will not be required to pay the expenses of any holder of a Note or any Transferee in connection with the transfer of any Note by any holder of a Note to any Transferee. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser, any Existing Holder or any Transferee and the payment of any Note.

         11C.     Consent to Amendments. This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11D.     Form, Registration, Transfer and Exchange of Notes. The Notes
are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E.     Persons Deemed Owners; Participations. Prior to due
presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and Yield Maintenance Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11F.     Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein in any other Transaction Document or made in writing by or on behalf of the Company in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Document, the transfer of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser, any Existing Holder or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the other Transaction Document and, until the effectiveness of the amendment and restatement thereof by this Agreement, the Existing Agreement, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

         11G.     Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11H.     Independence of Covenants. All covenants hereunder and in the other Transaction Documents shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit, through equitable action or otherwise, the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

         11I.     Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser or Existing Holder, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 555 12th Street, Oakland, California 94607 Attention: Chief Financial Officer or at such other address as the Company shall have specified to each holder of a Note in writing, provided, however, that any such communication to the Company may also, at the
--------  -------
option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company.

         11J.     Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11K.     Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is, by the terms of this Agreement, required to be satisfactory to any Purchaser, any Existing Holder or the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such Existing Holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person(s) making such determination.

         11L.     Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

         11M.     Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

         11N.     Severability. Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11O.     Severalty of Obligations. The sales of Series B Notes to the
Purchasers are to be several sales, and the obligations of the Purchasers and the Existing Holders under this Agreement are several obligations. No failure by any Purchaser or Existing Holder to perform its obligations under this Agreement shall relieve any other Purchaser or Existing Holder or the Company of any of its obligations hereunder, and no Purchaser or Existing Holder shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

         11P.     Consent to Forum. THE COMPANY HEREBY IRREVOCABLY CONSENTS AND
AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE NOTES MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AS ANY NOTEHOLDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. THE COMPANY IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES AIR MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS AS SET FORTH IN PARAGRAPH 11I HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF ANY NOTEHOLDER TO BRING ACTIONS, SUITS OR PROCEEDINGS WHETHER IN REM, IN PERSONAM,
                                                          -- ---  -- --------
IN LAW, EQUITY, ADMIRALTY OR OTHERWISE IN THE COURTS OF ANY OTHER JURISDICTION. THE COMPANY FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

         11Q.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                   [Balance of Page Intentionally Left Blank]

         11R.     Binding Agreement. When this Agreement is executed and
delivered by the Company, the Purchasers and the Existing Holders, it shall become a binding agreement between the Company, the Purchasers and the Existing Holders.

                                     MATSON NAVIGATION COMPANY, INC., a
                                     Hawaii corporation



                                     By:      /s/ Matthew J. Cox
                                              -------------------------------
                                     Its:     Senior Vice President and
                                              Chief Financial Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA



By: /s/ Mitchell W. Reed
    -----------------------------------
    Vice President


PRUCO LIFE INSURANCE COMPANY



By: /s/ Mitchell W. Reed
    -----------------------------------
    Vice President

                              INFORMATION SCHEDULE


                       Authorized Officers for the Company
                       -----------------------------------

James S. Andrasick                          Matthew J. Cox
President and                               Senior Vice President, Chief
Chief Executive Officer                     Financial Officer
MATSON NAVIGATION COMPANY, INC.             MATSON NAVIGATION COMPANY, INC.
555 12th Street                             555 12th Street
Oakland, California  94607                  Oakland, California  94607
Telephone:  510-628-4500                    Telephone:  510-628-4556
Facsimile:  510-628-4234                    Facsimile:  510-628-7330

Timothy H. Reid
Treasurer
MATSON NAVIGATION COMPANY, INC.
555 12th Street
Oakland, California  94607
Telephone:  510-628-4368
Facsimile:  510-628-7351

                               PURCHASER SCHEDULE
                                (Series A Notes)


                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                Series A Notes        Note
                                                    Held         Denomination(s)
                                                    ----         ---------------

     THE PRUDENTIAL INSURANCE COMPANY
     OF AMERICA                                  $13,498,000       $13,498,000

(1)  All payments on account of Series A
     Notes held by such purchaser shall be
     made by wire transfer of immediately
     available funds for credit to:

     Account No.:  P86188 (please do not
     include spaces)
     JPMorgan Chase Bank
     New York, NY
     ABA No.:  021-000-021

     Each such wire transfer shall set forth
     the name of the Company, a reference to
     "4.31% Series A Senior Secured Notes due
     August 19, 2010, Security No.
     !INV# 8604!, PPN# 576863\A1" and the due
     date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

     The Prudential Insurance Company of America
     c/o Investment Operations Group
     Gateway Center Two, 10th Floor
     100 Mulberry Street
     Newark, NJ 07102-4077

     Attention:  Manager, Billings and Collections

(3)  Address for all other communications and notices:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Four Embarcadero Center
     Suite 2700
     San Francisco, CA 94111

     Attention:  Managing Director

(4)  Recipient of telephonic prepayment notices:

     Manager, Trade Management Group

     Telephone:  (973) 367-3141
     Facsimile:   (800) 224-2278

(5)  Tax Identification No.: 22-1211670



                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                Series A Notes        Note
                                                    Held         Denomination(s)
                                                    ----         ---------------

     PRUCO LIFE INSURANCE COMPANY                 $1,502,000        $1,502,000

(1)  All payments on account of Series A
     Notes held by such purchaser shall be
     made by wire transfer of immediately
     available funds for credit to:

     Account No.:  JPMorgan Chase Bank
     New York, NY
     ABA NO.:  021-000-021
     Account No.:  P86192 (please do not
     include spaces)
     Account Name:  Pruco Life Private Placement

     Each such wire transfer shall set forth
     the name of the Company, a reference to
     "4.31% Series A Senior Notes due August
     19, 2010, Security No. !INV# 8604!, PPN#
     576863\A1," and the due date and
     application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

     Pruco Life Insurance Company
     c/o The Prudential Insurance Company of America
     c/o Investment Operations Group
     Gateway Center Two, 10th Floor
     100 Mulberry Street
     Newark, NJ 07102-4077

     Attention:  Manager, Billings and Collections

(3)  Address for all other communications and notices:

     Pruco Life Insurance Company
     c/o Prudential Capital Group
     Four Embarcadero Center
     Suite 2700
     San Francisco, CA 94111

     Attention:  Managing Director

(4)  Recipient of telephonic prepayment notices:

     Manager, Trade Management Group

     Telephone:  (973) 367-3141
     Facsimile:   (800) 224-2278

(5)  Tax Identification No.: 22-1944557

                               PURCHASER SCHEDULE
                                (Series B Notes)



                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                Series B Notes
                                                    To be             Note
                                                  Purchased      Denomination(s)
                                                  ---------      ---------------

     THE PRUDENTIAL INSURANCE COMPANY
     OF AMERICA                                  $90,737,000       $87,615,350
                                                                    $3,121,650

(1)  All payments on account of the
     Series B Note held by such Purchaser
     in the original aggregate principal
     amount of $87,615,350 shall be made
     by wire transfer of immediately
     available funds for credit to:

     Account No.:  P86188 (please do not
     include spaces)
     JPMorgan Chase Bank
     New York, NY
     ABA No.:  021-000-021

     All payments on account of the Series B
     Note issued in the original aggregate
     principal amount of $3,121,650 shall be
     made by wire transfer of immediately
     available fund for credit to:

     Account No.:  P86189 (please do not
     include spaces)
     JPMorgan Chase Bank
     New York, NY
     ABA No.:  021-000-021

     Each such wire transfer shall set forth
     the name of the Company, a reference to
     "4.79% Series B Senior Secured Notes due
     May 19, 2020, Security No. [ ]" and the
     due date and application (as among
     principal, interest and Yield-Maintenance
     Amount) of the payment being made.

(2)  Address for all notices relating to
     payments:

     The Prudential Insurance Company of America
     c/o Investment Operations Group
     Gateway Center Two, 10th Floor
     100 Mulberry Street
     Newark, NJ 07102-4077

     Attention:  Manager, Billings and Collections

(3)  Address for all other communications
     and notices:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Four Embarcadero Center
     Suite 2700
     San Francisco, CA 94111

     Attention:  Managing Director

(4)  Recipient of telephonic prepayment notices:

     Manager, Trade Management Group

     Telephone:  (973) 367-3141
     Facsimile:   (800) 224-2278

(5)  Tax Identification No.: 22-1211670



                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                Series B Notes
                                                    To be             Note
                                                  Purchased      Denomination(s)
                                                  ---------      ---------------

     PRUCO LIFE INSURANCE COMPANY                $14,263,000       $14,263,000

(1)  All payments on account of Series B
     Notes held by such purchaser shall
     be made by wire transfer of immediately
     available funds for credit to:

     Account No.:  JPMorgan Chase Bank
     New York, NY
     ABA NO.:  021-000-021
     Account No.:  P86192 (please do not
     include spaces)
     Account Name:  Pruco Life Private Placement

     Each such wire transfer shall set forth
     the name of the Company, a reference to
     "4.79% Series B Senior Secured Notes due
     May 19, 2020, Security No. [ ]," and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

     Pruco Life Insurance Company
     c/o The Prudential Insurance Company of America
     c/o Investment Operations Group
     Gateway Center Two, 10th Floor
     100 Mulberry Street
     Newark, NJ 07102-4077

     Attention:  Manager, Billings and Collections

(3)  Address for all other communications and notices:

     Pruco Life Insurance Company
     c/o Prudential Capital Group
     Four Embarcadero Center
     Suite 2700
     San Francisco, CA 94111

     Attention:  Managing Director

(4)  Recipient of telephonic prepayment notices:

     Manager, Trade Management Group

     Telephone:  (973) 367-3141
     Facsimile:   (800) 224-2278

(5)  Tax Identification No.: 22-1944557

                                                                     EXHIBIT A-1
                                                                     -----------


                  [FORM OF AMENDED AND RESTATED SERIES A NOTE]

                         MATSON NAVIGATION COMPANY, INC.

                AMENDED AND RESTATED SERIES A SENIOR SECURED NOTE

No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:  August 19, 2003
INTEREST RATE:  4.31%
INTEREST PAYMENT DATES: February 19, May 19, August 19, and November 19 FINAL MATURITY DATE: August 19, 2010
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

         FOR VALUE RECEIVED, the undersigned, MATSON NAVIGATION COMPANY, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to _____________________, or registered assigns, the principal sum of ______________________ DOLLARS payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal amount hereof, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Series A Senior Secured Notes (herein called the "Notes") outstanding under an Amended and Restated Note Agreement, dated as of May 19, 2005 (herein called the "Agreement"), between the Company, on the one hand, and each Purchaser and Existing Holder listed on the Purchaser Schedule attached thereto, on the other hand, and is entitled to the benefits thereof.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note is secured by, and entitled to the benefits of, the Collateral Documents. Reference is made to the Collateral Documents for a statement concerning the terms and conditions governing the collateral security for the obligations of the Company hereunder.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note (i) merely re-evidences the indebtedness evidenced by the Company's Series A Senior Note No. A-___, dated August 19, 2003 (the "Existing Note"), (ii) is given in evidence for, and not as payment of, the Existing Note, and (iii) is not intended to constitute an novation of the Existing Note.

         This Note shall be construed and enforced in accordance with the internal law of the State of New York.

                                      MATSON NAVIGATION COMPANY, INC.



                                      By:      _________________________________
                                      Title:   _________________________________

                                                                     EXHIBIT A-2
                                                                     -----------


                             [FORM OF SERIES B NOTE]



         THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM THE REQUIREMENT FOR SUCH A REGISTRATION STATEMENT.

                         MATSON NAVIGATION COMPANY, INC.

               4.79% SERIES B SENIOR SECURED NOTE DUE MAY 19, 2020

No. _____                                                           May 19, 2005
$________


         FOR VALUE RECEIVED, the undersigned, MATSON NAVIGATION COMPANY, INC., a corporation organized and existing under the laws of the State of Hawaii (herein called the "Company"), hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of
_________________________ DOLLARS on May 19, 2020, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 4.79% per annum from the date hereof, payable semi-annually on the 19th day of November and May in each year, commencing with the November 19, or May 19 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount (as defined in the Agreement) and, to the extent permitted by applicable law, any overdue payment of interest, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.79% or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Series B Senior Secured Notes (herein called the "Notes") issued pursuant to an Amended and Restated Note Agreement, dated as of May 19, 2005 (herein called the "Agreement"), among the Company and the original purchasers of the Notes and the Existing Holders of the Company's Series A Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         This Note is secured by, and entitled to the benefits of, the Collateral Documents. Reference is made to the Collateral Documents for a statement concerning the terms and conditions governing the collateral security for the obligations of the Company hereunder.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

         This Note shall be construed and enforced in accordance with the internal law of the state of New York.

                               MATSON NAVIGATION COMPANY, INC.




                               By: ________________________________________
                                   Title:__________________________________

                                                                       EXHIBIT B
                                                                       ---------


                     [FORM OF DISBURSEMENT DIRECTION LETTER]

                   [On Company Letterhead - place on one page]

                                     [Date]



The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California  94111

    Re:  4.79% Series B Senior Secured Notes due May 19, 2020 (the "Notes")

Ladies and Gentlemen:

                  Reference is made to that certain Amended and Restated Note Agreement (the "Note Agreement"), dated May 19, 2005, between Matson Navigation Company, Inc., a Hawaii corporation (the "Company"), and you and the existing holders of the Company's Series A Notes. Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.

                  You are hereby irrevocably authorized and directed to disburse the $105,000,000 purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA #______________, for credit to the account of the ______________, account no. _____________.

                  Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.

                                 Very truly yours,

                                 MATSON NAVIGATION COMPANY, INC.




                                 By:  ____________________________________
                                      Title:______________________________

                                                                       EXHIBIT C
                                                                       ---------


                        [FORM OF INTERCREDITOR AGREEMENT]


                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

                  THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT ("Agreement"), dated May 19, 2005, is entered into by the holders and purchasers of certain promissory notes of Matson Navigation Company, Inc. (the "Company") listed on Schedule A hereto (together with their successors and assigns, the "Holders") and The Prudential Insurance Company of America in its capacity as collateral agent (in such capacity, and together with its successor and assigns, the "Collateral Agent") for the Holders.

                                   WITNESSETH
                                   ----------

                  WHEREAS, the Company and the Holders have entered into that certain Amended and Restated Note Agreement dated the date hereof (as amended, restated, supplemented or otherwise modified, the "Note Agreement") and the Company and the Collateral Agent have entered into that certain Form of First Preferred Ship Mortgage dated the date hereof (as amended, restated, supplemented or otherwise modified, the "Mortgage");

                  WHEREAS, the Note Agreement requires the execution and delivery of this Agreement;

                  WHEREAS, all obligations of the Company under the Note Agreement, the Series A Notes, the Series B Notes (collectively with the Series A Notes, the "Notes") and the other Transaction Documents and all other "Obligations", as defined in the Mortgage (the "Obligations") will be secured as set forth in the Collateral Documents; and

                  WHEREAS, the parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties hereto under the above described documents and (b) the appointment of the Collateral Agent.

                  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

                  Section 1. Definitions; Rules of Construction. (a) Capitalized terms used but not defined herein shall have the meanings given to such terms in paragraph 10 of the Note Agreement, which paragraph 10 is incorporated by reference herein as though set forth fully herein. As used herein, the term "Required Holders" shall mean the "Required Holders", as defined in the Note Agreement, of all of the Notes. Unless otherwise defined herein or in the Note Agreement, all terms defined in Article 9 of the UCC as in effect from time to time in the State of New York which are used herein shall have the respective meanings given to those terms in the Uniform Commercial Code as in effect from time to time in the State of New York.

                  (b) Unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Transaction Documents.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections or Schedules shall be references to Sections or Schedules of this Agreement unless otherwise expressly specified.

                  (d) Any reference to any Person shall include its permitted successors and assigns, and in the case of any governmental authority, any Person succeeding to its functions and capacities.

                  (e) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

                  Section 2. Appointment and Duties of Collateral Agent. (a) Subject in all respects to the terms and provisions of this Agreement, the Holders hereby designate and appoint Prudential to act as the Collateral Agent under this Agreement and the other Collateral Documents for the benefit of the Holders with respect to the Liens upon and the security interests in the Collateral and the rights and remedies granted under and pursuant to this Agreement and the other Collateral Documents, and Prudential hereby accepts such appointment and agrees to act as such agent.

                  (b) Subject to the Collateral Agent having been directed to take such action in accordance with this Agreement, each of the Holders hereby authorizes Prudential, as the Collateral Agent, to take such actions on its behalf under the provisions of this Agreement and the other Collateral Documents, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Collateral Documents, together with such other powers as are reasonably incidental thereto. Subject to the provisions of Section 9(b) hereof, the
                                                 ------------
Collateral Agent is hereby irrevocably authorized to take all actions on behalf of the Holders to enforce the rights and remedies of the Collateral Agent and the Holders provided for in the Collateral Documents or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Obligations; provided, however, that, notwithstanding any provision
                        --------  -------
to the contrary in the Collateral Documents, (i) the Collateral Agent shall act solely at and in accordance with the written direction of the Required Holder(s), (ii) the Collateral Agent shall not, without the written consent of the Required Holder(s), release or terminate by affirmative action or consent any Lien upon or security interest in any Collateral granted under the Collateral Documents (except upon disposition of such Collateral after an Event of Default pursuant to direction given under clause (i) hereof or upon the disposition of such Collateral as permitted under the terms of the Note Agreement) and (iii) the Collateral Agent shall not accept any Obligation in whole or partial consideration for the disposition of any Collateral without the written consent of all Holders. The Collateral Agent agrees to make such demands and give such notices under the Collateral Documents as may be requested by, and to take such action to enforce the Collateral Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by, the Required Holder(s); provided, however, that the Collateral Agent shall
                            --------  -------
not be required to take any action that is contrary to law or the terms of the Collateral Documents or this Agreement. Once a direction to take any action has been given by the Required Holder(s) to the Collateral Agent, and subject to any other directions which may be given from time to time by the Required Holder(s), decisions regarding the manner in which any such action is to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice) shall be made by the Collateral Agent, with the assistance and upon the advice of its counsel.

                  (c) Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Collateral Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the other Collateral Documents, or any fiduciary relationship with any Holders, and no implied covenants, functions or responsibilities shall be read into this Agreement or the other Collateral Documents, or otherwise exist against the Collateral Agent. The Collateral Agent shall not be responsible for determining whether any insurance policy delivered to it under any Collateral Document complies with the requirements therefor contained in the Collateral Documents.

                  (d) Notwithstanding anything to the contrary in this Agreement or any other Collateral Document, the Collateral Agent shall not exercise any rights or remedies under this Agreement or any other Collateral Document or give any consent under this Agreement or any other Collateral Document or enter into any agreement amending, modifying, supplementing or waiving any provision of this Agreement or any other Collateral Document unless it shall have been directed to do so in writing by the Required Holder(s).

                  Section 3. Priority of Security Interests. (a) Each Holder agrees that the security interest of each Holder in any Collateral ranks and will rank equally in priority with the security interest of the other Holders in the same Collateral.

                  (b)      Notwithstanding anything to the contrary in clause
(a), as between the Holders and the Collateral Agent, the priorities specified in this Agreement with respect to the Collateral and all proceeds of the Collateral are applicable irrespective of any statement to the contrary in any other Collateral Document or any other agreement, the time or order or method of attachment or perfection of Liens, the time or order of the filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, and to the extent not provided for in this Agreement, the rights and priorities of the Holders shall be determined in accordance with applicable law.

                  Section 4. Exercise of Rights. So long as any Obligations remain outstanding, each of the Holders hereby acknowledges and agrees as follows:

                  (a) The Collateral Agent shall administer the Collateral in the manner contemplated by the Collateral Documents and this Agreement, and exercise, only upon the written instruction of, and on behalf of, the Required Holder(s) in accordance with Sections 4 and 5 hereof, such rights and remedies
                             ----------------
with respect to the Collateral as are granted to it under this Agreement, the other Collateral Documents and applicable law.

                  (b) Upon the request of the Collateral Agent, such Holder will provide the Collateral Agent (i) notice of the amount of outstanding Obligations owed by the Company to such Holder under the Transaction Documents and (ii) any other information that the Collateral Agent may reasonably request.

                  Section 5. Exercise of Remedies and Application of Proceeds. So long as any Obligations remain outstanding, the following provisions shall apply:

                  (a) Upon the written request of the Required Holder(s), the Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Collateral Documents and which the Required Holder(s) direct it to take under this Agreement, including realization and foreclosure on the Collateral.

                  (b) As between the Holders and the Collateral Agent, the proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof pursuant to the Collateral Documents shall be governed by this Section 5(b). Any non-cash
                                               ------------
proceeds resulting from such liquidation of the Collateral shall be held by the Collateral Agent for the benefit of the Holders until later sold or otherwise converted into cash, at which time the Collateral Agent shall apply such cash in accordance with the next sentence of this Section 5(b). The Collateral Agent
                                          ------------
shall distribute any cash proceeds net of expenses resulting from liquidation of the Collateral to the Holders, promptly after receipt thereof, on a pro rata basis in accordance with the respective outstanding amounts of the Obligations owed to each. Notwithstanding any other provision hereof, as between the Holders and the Collateral Agent, in the event of any conflict between the terms of this
Section 5(b) and the other Collateral Documents, the provisions of this Section
------------                                                            -------
5(b) shall control.
----

                  Section 6. Receipt of Money or Proceeds. The Holders hereby agree that if, after an acceleration of the Notes, any Holder receives any payment or distribution of assets of the Company of any kind or character, whether monies or cash proceeds resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement, such Holder shall hold such payment or distribution in trust for the benefit of the Holders and shall immediately remit such payment or distribution to the Collateral Agent for application or distribution, as the case may be, in accordance with the terms of this Agreement.

                  Section 7. Rights of Collateral Agent. (a) The Collateral Agent may execute any of its duties under this Agreement or any other Collateral Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

                  (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (i) be liable to any Holder for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Collateral Document or in connection with the Collateral (except for such action taken or omitted with gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Holders for any recitals, statements, representations or warranties made by the Company or any representative thereof contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or for any failure of the Company to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to any other Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company.

                  (c) As between the Holders and the Collateral Agent, the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Required Holder(s), the Collateral Agent shall be entitled to rely and shall be fully protected in relying on a certificate of any Person, signed by an authorized representative of such Person, setting forth the amount and type of Obligations held by such Person as of the date of such certificate, which certificate shall state that the Person signing such certificate is an authorized representative of such Person and shall state specifically the Collateral Document and provision thereof pursuant to which the Collateral Agent is being directed to act. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Collateral Document (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Collateral Documents or (ii) if such action is not specifically provided for in this Agreement or other Collateral Document it shall not have received any such advice or concurrence of the Required Holder(s) as it deems appropriate. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Collateral Document in accordance with a request of the Required Holder(s) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

                  (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until an officer of the Collateral Agent responsible for the administration of this Agreement has received a written notice or a certificate from a Holder stating that a Default or Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice or certificate so furnished to it. In the event that the Collateral Agent receives a notice of or certificate regarding the occurrence of any Default or Event of Default, the Collateral Agent shall give notice thereof to the Holders. The Collateral Agent shall take such action with respect to such Default or Event of Default as so requested pursuant to Section 4 hereof.
                                    ---------

                  (e) The Company will pay to the Collateral Agent upon demand the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may reasonably incur in connection with (i) the administration of this Agreement and the other Collateral Documents, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Holders hereunder or under the other Collateral Documents or (iv) the failure by the Company to perform or observe any of the provisions hereof or of any of the other Collateral Documents.

                  (f) The Prudential Insurance Company of America agrees to serve as Collateral Agent hereunder without compensation. If any successor Collateral Agent is appointed pursuant to Section 10, the Company, by its acknowledgement and consent hereto, agrees to compensate such Collateral Agent upon customary terms. Such compensation paid to any successor Collateral Agent and all reasonable out-of-pocket expenses incurred by the Collateral Agent or such successor Collateral Agent on behalf of the Holders incident to the exercise or enforcement of any terms or provisions of the Collateral Documents shall be indebtedness to the Collateral Agent or such successor Collateral Agent, secured by the Collateral. Upon the request of the Collateral Agent or such successor Collateral Agent, however, the Holders will reimburse the Collateral Agent or such successor Collateral Agent, to the extent not paid by the Company or its Subsidiaries, for any such expenses (but in no event any fees) in accordance with each Holder's pro rata percentage of the Obligations.
                                       --- ----

                  Section 8. Lack of Reliance on the Collateral Agent. Each of the Holders expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including, without limitation, any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Holder. Each Holder represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company. Each Holder also represents that it will, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

                  Section 9. Indemnification; Bankruptcy. (a) The Company, by its consent hereto, hereby agrees to indemnify the Collateral Agent and each Holder and, in their capacity as such, their officers, directors, shareholders, controlling persons, employees, agents and servants (each "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' and consultants' fees and expenses) (collectively "Damages") of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any Person) by reason of, in connection with or in any way relating to or arising out of, any Transaction Document, any Collateral or any other documents or transactions in connection with or relating thereto, unless due to the gross negligence or willful misconduct of such Indemnified Party. The Company further shall, upon demand by any Indemnified Party, pay to such Indemnified Party all reasonable costs and expenses incurred by such Indemnified Party in enforcing any rights under the Transaction Documents, including reasonable fees and expenses of counsel. If the Company fails to indemnify the Collateral Agent for any Damages for which the Company is obligated to indemnify the Collateral Agent under this Section 9(a), promptly after demand therefor, each Holder, severally
           ------------
and not jointly, agrees to pay to the Collateral Agent its pro rata share, in accordance with the respective outstanding amounts of the Obligations owed to it, of the amount of such Damages that have not been paid by the Company. The agreements in this Section 9(a) shall survive the payment or satisfaction in
                   ------------
full of the Obligations and the resignation or removal of the Collateral Agent or the termination of this Agreement.

                  (b) Nothing contained herein shall limit or restrict the independent right of any Holder to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning post-petition financing arrangements. The Collateral Agent is not entitled to initiate such actions on behalf of any Holder or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Holder. The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Holder(s). This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

                  Section 10. Resignation and Removal of the Collateral Agent. The Collateral Agent may resign as Collateral Agent upon thirty (30) days' notice to the Holders and may be removed at any time upon the written request of the Required Holder(s), with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 10.
                                                                     ----------
If the Collateral Agent shall resign or be removed as Collateral Agent by the Required Holder(s), then the Required Holder(s) shall (and if no such successor shall have been appointed within thirty (30) days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Holders, whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent," and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and except as provided in Sections 9(a) and 9(b) above, the former Collateral Agent's rights, powers and
----------------------
duties as Collateral Agent shall be terminated without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Holders. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

                  Section 11. Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives.

                  Section 12. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

                  Section 13. Notices. All notices, demands, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered personally, when sent by certified or registered mail, postage prepaid, return receipt requested, or by private courier service, or, if followed and confirmed by mail or courier service notice, when telecopied, in each case, with the proper address as indicated below. Each party may, by written notice given to the other parties, designate any other address or addresses to which notices, certificates or other communications to them shall be sent as contemplated by this Agreement. Notices shall be deemed to have been given if and when received by an officer, manager or supervisor in the department of the addressee specified for attention (unless the addressee refuses to accept delivery, in which case such notices shall be deemed to have been given when first presented to the addressee for acceptance), and notices so delivered to the Collateral Agent shall be deemed received by an officer of the Collateral Agent responsible for administering this Agreement. Until otherwise so provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

                  Any Holder:        At the address specified for notices to
                                     such Holder under the Note Agreement


                  Collateral Agent:  The Prudential Insurance Company of America
                                     c/o Prudential Capital Group
                                     Four Embarcadero CenterSuite 2700
                                     San Francisco, CA 94111

                  Company:           Matson Navigation Company, Inc.
                                     555 12th Street
                                     Oakland, California 94607
                                     Attention: Chief Financial Officer

                  Section 14. Successors and Assigns. Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

                  Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

                  Section 16. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

                  Section 17. Consent To Jurisdiction. THE COMPANY HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE NOTES MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE CALIFORNIA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AS ANY NOTEHOLDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. THE COMPANY IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES AIR MAIL, POSTAGE PREPAID, TO THE OWNER AT ITS ADDRESS AS SET FORTH IN PARAGRAPH 11I HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF ANY NOTEHOLDER TO BRING ACTIONS, SUITS OR PROCEEDINGS WHETHER IN REM,
                                                                       -- ---
IN PERSONAM, IN LAW, EQUITY, ADMIRALTY OR OTHERWISE IN THE COURTS OF ANY OTHER
-- --------
JURISDICTION. THE COMPANY FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

                  Section 18. No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Holders may have or may obtain against the Company.

                  Section 19. Amendment; Waiver. No consent, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Holders and the Collateral Agent, and, in the case of an amendment to Sections 7(e), 7(f), 9(a) or 17 of this Agreement, also
                   -------------------------------
signed by the Company, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any Holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Holder of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

                  Section 20. Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

                  Section 21. Termination. This Agreement shall remain in full force and effect until indefeasible payment in full of all of the Obligations. Following such date, Section 9(a) of this Agreement shall continue in full force and effect.

                  Section 22. Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings of the parties hereto, relating to the subject matter herein contained.

                  Section 23. Consequential Damages. In no event (other than in respect of its gross negligence or willful misconduct) shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  IN WITNESS WHEREOF, the undersigned have caused this Intercreditor and Collateral Agency Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

                                         THE PRUDENTIAL INSURANCE
                                         COMPANY OF AMERICA, in its individual
                                         capacity and as Collateral Agent



                                          By: ________________________________
                                              Vice President


                                          PRUCO LIFE INSURANCE COMPANY



                                          By: ________________________________
                                              Vice President

                                   Schedule A


The Prudential Insurance Company of America

Pruco Life Insurance Company

                   ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT
                TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

                  The Company, as described in the Intercreditor and Collateral Agency Agreement set forth above, acknowledges and, to the extent required, consents to the terms and conditions thereof. The undersigned Company does hereby further acknowledge and agree to its agreements under Sections 7(e),
                                                             --------------
7(f), 9(a) and 17 of the Intercreditor and Collateral Agency Agreement and
-----------------
acknowledges and agrees that it is not a third-party beneficiary of, and has no rights under, the Intercreditor and Collateral Agency Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement to be executed by their duly authorized officers May 19, 2005.



                                   MATSON NAVIGATION COMPANY, INC., a
                                   Hawaii corporation



                                   By:  __________________________________
                                   Its: __________________________________

                                                                       EXHIBIT D
                                                                       ---------


                               [FORM OF MORTGAGE]

                                                                       EXECUTION
                                                                       ---------

                          FIRST PREFERRED SHIP MORTGAGE
                          -----------------------------

                                 (UNITED STATES)

         This FIRST PREFERRED SHIP MORTGAGE (hereinafter called the "Mortgage")
                                                                     --------
effective May 19, 2005, is granted by MATSON NAVIGATION COMPANY, INC., a Hawaiian corporation, with its principal place of business at 555 12th Street, Oakland, CA 94607 (the "Owner") in favor of THE PRUDENTIAL INSURANCE COMPANY OF
                        -----
AMERICA, a New Jersey corporation, with an office at 4 Embarcadero Center, Suite 2700, San Francisco, CA 94111, as collateral agent for itself and the other Purchasers party to the Note Agreement referred to below (hereinafter, together with its successors and assigns, called the "Mortgagee"). Capitalized terms
                                             ---------
which are used herein without definition and which are defined in the Note Agreement referred to below shall have the same meanings herein as in the Note Agreement.

                                  W H E R E A S

         WHEREAS, the Owner is the sole owner of the whole of the M.V. Manulani, official number 1168529 (the "Vessel");
                              ------

         WHEREAS, pursuant to the terms of that certain Amended and Restated Note Agreement, dated May 19, 2005 (hereinafter, as amended and supplemented from time to time, the "Note Agreement," a copy of which is attached hereto as
                        --------------
Exhibit 1 (without exhibits) and incorporated by reference herein, with the same
---------
force and effect as if fully set forth herein), by and among the Owner and the persons named in the Purchaser Schedule attached thereto as the holders or purchasers of certain Notes of the Owner (collectively the "Purchasers"),
                                                            ----------
certain Purchasers have agreed to extend additional credit to the Owner (subject to the conditions set forth in the Note Agreement) in the principal sum of One Hundred and Five Million Dollars ($105,000,000), and certain Purchasers have agreed that existing indebtedness of the Owner in the principal sum of $15,000,000 will hereafter be outstanding under the Note Agreement and shall be secured hereby, all of which the Owner has agreed to repay pursuant to the terms stated therein;

         WHEREAS, it is a condition precedent to the Purchasers' extending credit to the Owner under the Note Agreement that the Owner execute and deliver this Mortgage to the Mortgagee; and

         WHEREAS, the Owner, in order to secure the payment of the Notes, and such additional sums as the Owner may be obligated to pay under the covenants, terms and conditions contained in the Note Agreement, the Notes, and this Mortgage, and in order to secure the performance and observance of and compliance with all agreements, covenants, terms and conditions contained in the Note Agreement, the Notes, and this Mortgage, has duly authorized the execution and delivery of this Mortgage under and pursuant to Chapter 313 of Title 46 United States Code in favor of the Mortgagee;

         NOW, THEREFORE, in consideration of the premises and of the extension of credit as above recited, and of other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and in order to secure the payment and performance of the Notes (including the principal thereof and interest thereon, and Yield Maintenance Amount, if any, with respect thereto), and such additional sums as the Owner may be obligated to pay under the agreements, covenants, terms and conditions contained in the Note Agreement and this Mortgage, and in order to secure the performance and observance of and compliance with all the agreements, covenants, terms and conditions contained in the Note Agreement, the Notes, this Mortgage, and the other Transaction Documents (collectively, the "Obligations"), the Owner has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and does by these presents grant, convey, mortgage, pledge, assign, transfer, set over and confirm unto the Mortgagee, its successors and assigns, all of the following described property: the whole of the Vessel, together with her engines, boilers, machinery, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, equipment (including all sonar, global positioning system, and navigational equipment), spare parts and gear and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and any and all additions, improvements and replacements hereafter made in, on or to said vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid, all the foregoing being included in the term "Vessel" as used herein.
 ------

         TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee, and its successors and assigns to its, and to its successors' and assigns' own use, benefit and behoof, forever; upon the terms herein set forth for the enforcement of the payment of the Obligations in accordance with the terms of the Note Agreement and the Notes and to secure the performance and observance of, and compliance with, all agreements, covenants, terms and conditions contained in this Mortgage;

         PROVIDED ONLY, and the condition of these presents is such, that if the Owner, or their respective successors or assigns, shall fully discharge the Obligations, including, without limitation, the irrevocable payment in full in cash of all of the indebtedness evidenced by the Notes and all interest, expenses and fees thereon, and all Yield Maintenance Amounts, if any, with respect thereto, and all other such sums as may hereafter become secured by this Mortgage and shall perform, observe and comply with all agreements, covenants, terms and conditions in this Mortgage, expressed or implied, to be performed, observed or complied with by and on the part of the Owner, then these presents and the rights hereunder shall cease, determine and be void, and otherwise shall be and remain in full force and effect.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth:

ARTICLE I


REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OWNER


         The Owner represents to, and covenants and agrees with, the Mortgagee as follows:

         ss.1.1. Performance. The Owner will observe, perform and comply with
                 -----------
all the covenants, terms and conditions herein and in the Note Agreement and the Notes, expressed or implied, on its part to be observed, performed or complied with and will pay the Obligations including, without limitation, its indebtedness as set forth in the Note Agreement and the Notes and interest thereon in accordance with the terms thereof.

         ss.1.2. Authorization; Citizenship. The Owner was duly organized and is
                 -------------  -----------
now validly existing as a corporation under the laws of the State of Hawaii with a principal place of business at 555 12th Street, Oakland, CA 94607. The Owner is now and shall remain a citizen of the United States as defined in Section 2 of the Shipping Act, 1916, as amended, qualified to own and operate vessels in the coastwise trade. The Owner shall maintain in full force and effect the Vessel's Certificate of Documentation. The Owner is duly authorized to mortgage the Vessel to the Mortgagee; all corporate action of the Owner necessary for the execution and delivery of this Mortgage has been duly and effectively taken; and this Mortgage in the hands of the holder thereof is the valid and enforceable obligation of the Owner in accordance with its terms.

         ss.1.3. Title. The Owner lawfully owns and is lawfully possessed of the
                 -----
Vessel, free from any lien, encumbrance, security interest or charge of any kind (except the lien of this Mortgage, liens for wages of the crew, including the Master of the Vessel, relating to the current voyage, for wages of stevedores when employed directly by the Vessel or for general average or salvage, other statutory liens that by law have priority over this Mortgage, liens covered by valid policies of insurance held by the Mortgagee and meeting the requirements of ss.1.13 hereof, and liens not covered by insurance incurred in the ordinary course of business, provided, in each case, that such lien does not pose a significant risk of sale, forfeiture, or loss of the Vessel (any such lien, a "Permitted Lien")); and the Owner warrants, and will defend the title and
 --------- ----
possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whosoever.

         ss.1.4. First Preferred Mortgage. The Owner will, at its expense and at
                 ----- --------- --------
no cost to the Mortgagee, comply with and satisfy all the provisions of Chapter 313 of Title 46 United States Code in order to establish, record and maintain this Mortgage as a first preferred ship mortgage upon the Vessel, and will do all such other acts and execute all such instruments, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject the Vessel to the lien of this Mortgage as aforesaid.

         ss.1.5. Operation. The Owner will at all times operate the Vessel in
                 ---------
compliance in all respects with all governmental rules, regulations and requirements, applicable to the Vessel (including without limitation, all requirements of the Shipping Act, 1916, as amended; the Merchant Marine Act, 1920, as amended; the International Convention for the Safety of Life at Sea ("SOLAS"), 1974; and the International Convention on Standards of Training,
  -----
Certification and Watchkeeping for Seafarers, 1978) and in compliance in all material respects with all rules, regulations and requirements of the American Bureau of Shipping (or other classification society of like standing satisfactory to the Mortgagee). The Owner will neither cause nor permit the Vessel to be operated in any manner contrary to the applicable law or to carry any cargo that will expose the Vessel to penalty, forfeiture or capture and will not do or suffer or permit anything to be done which can or might adversely affect the documentation of the Vessel under the laws and regulations of the United States of America and will at all times keep the Vessel duly documented thereunder; provided, however, that the foregoing provisions of this ss.1.5
            --------  -------
shall not apply to the extent the Owner is prevented from complying therewith during any period in which (i) there has been a loss with respect to the Vessel (other than an Event of Loss) and the Owner shall not have had a reasonable time to repair the same, or (ii) the use of the Vessel has been requisitioned by any governmental entity.

         ss.1.6. Government Assessments. The Owner will pay and discharge or
                 ---------- -----------
cause to be paid and discharged, when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties imposed on the Vessel or any income therefrom and all lawful claims which if unpaid might become a lien or charge upon the Vessel, except that it shall be entitled to contest any such taxes, assessments, governmental charges, fines and penalties in good faith, provided it obtains a bond, or an insurance underwriter's letter of undertaking or sets aside on its books adequate reserves with respect thereto.

         ss.1.7. Permitted Liens. Neither the Owner, the Master of the Vessel,
                 --------- -----
any charterer nor any other person has or shall have any right, power or authority to suffer to continue, create, incur or permit to be placed or imposed upon the Vessel any liens, encumbrance, security interest or charge whatsoever other than Permitted Liens.

         ss.1.8. Notice of Mortgage. The Owner will carry or cause to be carried
                 ------ -- --------
a properly certified copy of this Mortgage on board the Vessel with the Vessel's documents and will cause such certified copy and the Vessel's documents to be exhibited to any and all persons having business with the Vessel which might give rise to a maritime lien thereon or to any sale, conveyance, mortgage or lease thereof, and to any representative of the Mortgagee; and will cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a notice, framed under glass, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide and nine inches high, reading as follows:

                      NOTICE OF FIRST PREFERRED SHIP MORTGAGE

         This Vessel is owned by Matson Navigation Company, Inc. and is subject to a First Preferred Ship Mortgage in favor of The Prudential Insurance Company of America, as Collateral Agent for itself and certain other lenders, as Mortgagee, under authority of Chapter 313 of Title 46 United States Code. Under the terms of said Mortgage neither the Owner of this Vessel, nor any one on the Owner's behalf, nor any charterer, nor the Master, nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel, any lien whatsoever, other than the lien of said Mortgage and liens for wages of crew or the Master of this Vessel arising from the current voyage, for wages of stevedores when employed directly by this Vessel, or for general average or salvage.

         ss.1.9. Removal of Liens. If a notice of claim of lien is recorded
                 ------- -- -----
against the Vessel, or a libel is filed against the Vessel, or the Vessel is attached, levied upon, or taken into custody, the Owner will promptly notify the Mortgagee thereof by telecopy or telex, confirmed by letter; and within seven
(7) days of such recording, filing, attachment, levy, or taking, will cause a certificate of discharge to be recorded in the case of any such recording of notice of claim or will cause the Vessel to be released in the case of any such attachment, levy or other taking into custody and will cause all liens thereon relating to such recording, libel, attachment, levy or other taking into custody to be discharged and will promptly notify the Mortgagee thereof.

         ss.1.10. Condition and Maintenance of the Vessel. Upon the delivery of
                  --------- --- ----------- -- --- ------
the Vessel by the Builder to the Owner, the Vessel shall be tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy (it being understood, for the avoidance of doubt, that the Owner makes no covenant as to seaworthiness after such delivery). The Owner will at all times and without cost and expense to the Mortgagee (a) maintain and preserve or cause to be maintained and preserved the Vessel in good running order and repair, and will cause all equipment and parts thereof which become worn out, broken or damaged to be repaired or replaced and (b) will keep the Vessel, or cause the Vessel to be kept, in such condition as will entitle the Vessel to the highest class and rating for vessels of the same age and type by the American Bureau of Shipping (or other classification society of like standing satisfactory to the Mortgagee), without recommendation affecting class, and annually, together with the delivery of financial statements under paragraph 5A(ii) of the Note Agreement, will furnish to the Mortgagee a certificate or certificates of such society that such classification is maintained, and to be covered by and operated in compliance with a valid Coast Guard Certificate of Inspection, and (c) furnish to the Mortgagee copies of all material damage reports and required periodic class surveys made by the American Bureau of Shipping (or other classification society of like standing satisfactory to the Mortgagee). Notwithstanding the preceding sentence, if at any time the Vessel shall fail to meet such standards, the Owner shall not be in breach of this ss.1.10 provided such failure is cured within the time prescribed by the American Bureau of Shipping or such other classification society for curing such condition, or such failure occurs during any period in which (i) there has been a loss with respect to the Vessel (other than an Event of Loss) and the Owner shall not have had a reasonable time to repair the same, or (ii) the use of the Vessel has been requisitioned by any governmental entity that does not permit the Owner to maintain the classification and rating of the Vessel. The Vessel shall, and the Owner covenants that it will, at all times comply with all applicable United States law, treaties and conventions, and rules and regulations issued thereunder, and shall have on board, when required thereby, valid certificates showing compliance therewith. The Owner will not make, or permit to be made, any substantial change in the structure, type, speed, or propulsion of the Vessel that would diminish the value of the Vessel.

         ss.1.11. Access. Except during the continuance of any event of default
                  ------
under this Mortgage, the Note Agreement, or the Notes, or an event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes, the Owner will, at a reasonable time during each calendar year, afford the Mortgagee or its authorized representatives, at the Mortgagee's expense, full and complete access to the Vessel where the same shall be located at the time for the purpose of inspecting the same and its cargoes and papers. During the continuance of an event of default under this Mortgage, the Note Agreement, or the Notes, or an event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes, the Owner will at all reasonable times afford the Mortgagee or its authorized representatives, at the Owner's expense, full and complete access to the Vessel where the same shall be located at the time for the purpose of inspecting the same and its cargoes and papers. At all reasonable times, the Owner, at the request of the Mortgagee, will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

         ss.1.12. Sale or Other Disposition of the Vessel. (a) The Owner will
                  ---- -- ----- ----------- -- --- ------
not sell, mortgage, or transfer the Vessel, unless prior to or concurrently therewith all Notes shall have been prepaid in full in accordance with paragraph 4B of the Note Agreement.

         (b) The Owner will not charter the Vessel to, or permit the Vessel to serve under any contract of affreightment with, a person included within the definition of "designated foreign country" or a "national" of a "designated foreign country" in the "Foreign Assets Control Regulations" or "Cuban Assets Control Regulations" of the United States Treasury Department, 31 C.F.R. Chapter V, as amended, within the meaning of said regulations or of any regulation, interpretation or ruling issued thereunder.

         (c) (i) The Owner shall not enter into any demise, bareboat or time charter with any entity unless (i) the charter is subject to and subordinate to the rights of the Mortgagee under this Mortgage, and, (ii) in the case of charters in excess of one year, the charter contains the following provision:

                  "This Charter is subject and subordinate to a First Preferred Ship Mortgage in favor of The Prudential Insurance Company of America, as Mortgagee, and to each of the rights and remedies of said Mortgagee under said Mortgage and shall be terminable at the option of said Mortgagee in the event of the foreclosure of said Mortgage by said Mortgagee, which option shall be exercisable by the Mortgagee within thirty (30) days of such foreclosure, provided the Mortgagee has actual knowledge of such charter."

         (ii) The Owner shall, within ten (10) calendar days of entering into such charter in excess of a year transmit a copy of the charter to the Mortgagee.

         ss.1.13. Insurance. At all times while and so long as this Mortgage
                  ---------
shall be outstanding:

         (a) The Owner will, at its own expense insure the Vessel and keep the same insured (in lawful money of the United States) for hull and machinery, employer's liability, pollution liability, war risk, and against protection and indemnity risks, generally insured against by prudent companies engaged in the same or similar business, in such form, and with such financially sound and reputable insurance companies, underwriters, funds, mutual insurance associations or clubs, acceptable to the Mortgagee, as shall be necessary for the protection of the Mortgagee and in accordance with the provisions of this ss.1.13; provided, that the Mortgagee in the exercise of its reasonable
         --------
discretion may from time to time require such other or additional insurance as is then being obtained by prudent shipowners generally.

         (b) The Owner will furnish to the Mortgagee, concurrently with the execution hereof and thereafter together with the delivery of financial statements under paragraph 5A(ii) of the Note Agreement, a certificate signed by its chief financial officer setting forth the terms and conditions of the insurances, including the amount and scope of coverage, deductibles, identity of underwriters and share of placement by each underwriter with respect to the insurance carried and maintained on the Vessel together with a statement that the insurance coverages in place and the amount thereof are prudent and reasonable taking into account existing industry practices, the operating area and operation of the Vessel and the risks associated with such operations, and that such insurance is in compliance with the provisions of this ss.1.13. The Owner will advise the Mortgagee promptly of any lapse of any such insurance by expiration, failure to renew or otherwise and of any default in payment of any premium, whether for new insurance or for insurance replacing, renewing or extending existing insurance, and of any other act or omission on the part of the Owner which might invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any insurance on the Vessel. The Owner will furnish or cause to be furnished to the Mortgagee, from time to time, upon request, detailed information with respect to any insurance carried or maintained on the Vessel pursuant to the requirements of this ss.1.13. The Owner will also advise the Mortgagee, at least fourteen (14) Business Days prior to the expiration date of any insurance carried pursuant to this Mortgage, that such insurance has been renewed or replaced with new insurance which complies with the provisions of this ss.1.13 and such advice shall be in the same detail in respect to such renewed or replacement insurance as is required in respect of insurance described in the aforesaid certificate.

         (c) Until otherwise required by the Mortgagee, the protection and indemnity, hull and machinery insurance required by this ss.1.13 may be on the American Institute or London Institute forms current at the time such insurance takes effect. Protection and indemnity insurance in respect to the Vessel shall be by entry per club rules in a United States or British mutual insurance association or placed with underwriters acceptable to the Mortgagee and shall include pollution liabilities (including coverage for third party claims, statutory and governmental cleanup liabilities, penalties and fines in the minimum amount for any one occurrence of $500,000,000). The deductibles and franchises for all types of insurance shall not exceed $2,500,000 per occurrence. For the purposes of insurance against total loss, the Vessel shall be insured for and valued at an amount at least equal to 110% of the aggregate unpaid principal amount of the Notes.

         (d) All insurance shall be taken out in the names of the Owner and the Mortgagee as their respective interests may appear; the policies or certificates shall provide that there shall be no recourse against the Mortgagee for payment of premiums, assessments, or club calls; all insurance shall provide for at least fourteen (14) Business Days' prior notice to be given to the Mortgagee by the underwriters in event of cancellation or any material change in coverage, except for protection and indemnity insurance, which shall provide for at least fourteen (14) Business Days' prior notice to be given to the Mortgagee.

         (e) All hull and machinery insurance policies or certificates shall provide that losses thereunder shall be payable to the Mortgagee except to the extent otherwise provided below, and all insurance moneys received by the Mortgagee shall be distributed as provided below in this ss.1.13. However, the policies or certificates may provide that unless the underwriters shall have been otherwise instructed by notice in writing from the Mortgagee:

                  (i) any loss under any insurance on the Vessel with respect to protection and indemnity or collision liability risks may be paid directly to the person to whom any liability covered by such insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance, provided that in the latter event the underwriter shall have first received evidence that the liability insured against has been discharged; and

                  (ii) in the case of any loss (other than a loss covered by subparagraph (i) above in this paragraph (e) or by paragraph (f) of this ss.1.13) under any insurance with respect to the Vessel involving any damage to or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved, or, if the Owner shall have first fully repaired the damage and paid the cost thereof or discharged the liability or paid other charges and the underwriters shall have first received evidence thereof, may pay the Owner as reimbursement therefor; provided, however, that
                                                      --------
(a) if such damage involves a loss in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), the underwriters shall not make such payment without first obtaining the written consent of the Mortgagee, and (b) no payment shall be made to the Owner if there shall have occurred an event of default under this Mortgage, the Note Agreement or the Notes or an event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes. Any loss which is paid to the Mortgagee but which should have been paid, in accordance with the provisions of this paragraph, directly to the Owner, shall be paid by the Mortgagee to or as directed by the Owner, but only if there shall not have occurred any event of default under this Mortgage, the Note Agreement or the Notes, or any event that, with the giving of notice or lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes. In the event of a loss referred to in clause (a) of the first sentence of this subparagraph (ii), and if there is no event of default under this Mortgage, the Note Agreement or the Notes, or any event that, with the giving of notice or lapse of time, or both, would constitute an event of default under this Mortgage, the Note Agreement or the Notes, the Mortgagee shall, if requested by the Owner in writing, consent that the underwriters pay directly for repairs, liabilities, salvage claims or other charges and expenses covered by the policies, or if the Owner certifies to the Mortgagee (such certificate to be accompanied by written confirmation by the underwriter or a surveyor or adjuster), that all known damage with respect to the particular loss has been repaired and the cost of such liabilities, salvage claims, or other charges and expenses discharged or paid, consent that the underwriters reimburse the Owner therefor and consent that the underwriters pay any balance to the Owner.

         (f) If there is an Event of Loss, all amounts payable therefor shall be paid to the Mortgagee and shall be applied in accordance with paragraph 7A of the Note Agreement.

         (g) Upon request of the Mortgagee, the Owner shall deliver to the Mortgagee certified copies of all cover notes, binders and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof in respect of insurance maintained under this Mortgage.

         (h) The Owner agrees that it will not do any act, or voluntarily suffer or permit any act to be done, whereby any insurance required hereunder shall or may be suspended, impaired or defeated and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance in effect, without first covering the Vessel with the usual and customary insurance for such voyage or the carriage of such cargo.

         (i) In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance hereunder, and it is necessary for the Owner to obtain a bond or supply other security to prevent the arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee may, in its sole discretion, and upon notice to the Owner, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify such person, firm or corporation against liability under said bond or other agreement.

         ss.1.14. Reimbursement. The Owner will, upon demand therefor, pay or
                  -------------
reimburse the Mortgagee, with interest at the rate for overdue amounts due on the Series A Notes, for: (i) any and all expenses or expenditures which the Mortgagee may from time to time incur or make in connection with insurance premiums, discharge or purchase of any lien, libel or seizure of the Vessel, taxes, dues, assessments, governmental charges, fines and penalties, repairs, reasonable attorneys' fees and any other expenses or expenditures which the Owner is obligated herein to incur or make, but fails to incur or make; and (ii) all costs, fees and expenses suffered, incurred or made by the Mortgagee in exercising, protecting or pursuing its rights or remedies under this Mortgage (including, but not limited to, expenses of any sale or taking of the Vessel, reasonable attorneys' fees and court costs). Such obligation of the Owner to reimburse the Mortgagee shall be an additional indebtedness due from the Owner, secured by this Mortgage, and shall be payable by the Owner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Owner or to any other person to incur or make any such expenses or expenditures, nor shall the incurring or making thereof relieve the Owner of any default in that respect.

                                   ARTICLE II

                         EVENTS OF DEFAULT AND REMEDIES

         ss.2.1. Events of Default. Subject to paragraph 7A(v) of the Note
                 ------ -- -------
Agreement, the Owner shall be in default hereunder upon the happening of any one or all of the following events or conditions (each an "event of default"):

         (a) any Event of Default (as defined in the Note Agreement) shall have occurred and be continuing; or

         (b) default shall be made in the due and punctual observance or performance of any of the provisions of this Mortgage, provided, however, that
                                                       --------  -------
in the case of the provisions of ss.ss.1.5 and 1.10 of this Mortgage, such default (i) shall be material and the Owner shall have failed, within thirty
(30) days of receiving actual knowledge of the same, either to cure such default or to commence taking such action with respect thereto as shall be required by relevant law or governmental agencies having jurisdiction or shall thereafter fail diligently to pursue such cure or actions, or (ii) shall impair the Owner's performance of its obligations under this Mortgage or the Note Agreement; or

         (c) the Certificate of Documentation of the Vessel is subject to invalidity, revocation, or cancellation for any reason whatsoever; or

         (d) the Owner or any charterer shall abandon the Vessel; or

         (e) the Owner or any demise charterer shall cease to be a citizen of the United States under Section 2 of the Shipping Act, 1916, as amended, qualified to own and operate vessels in the coastwise trade.

         If any event of default as specified herein shall have occurred and be continuing, then and in each and every such case the Mortgagee shall have the right to:

                  (1) Exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 of Title 46 United States Code and all acts amendatory thereof and supplemental thereto, or to creditors, mortgagees, or secured parties by the applicable law of any other jurisdiction;

                  (2) Bring suit at law, in equity or in admiralty to recover judgment for any and all outstanding Obligations or any sum secured by this Mortgage, or otherwise, and collect the same out of any and all property of the Owner whether covered by this Mortgage or otherwise;

                  (3) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage; and the Owner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel, and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel, for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain, compromise and sue for all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel, including any amounts payable in respect of any insurance in connection with the Vessel, from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subparagraph (4) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given to take the Vessel, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Owner without charge, or to dock it at any other place at the cost and expense of the Owner;

                  (4) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell the Vessel at public or private sale, at any place and at such time as the Mortgagee may deem advisable, free from any claim by the Owner in admiralty, in equity, at law or by statute. In the case of a public sale, the Mortgagee shall give notice of the time and place of the sale with a general description of the property in the following manner:

                            (i) by publishing such notice for ten (10)
                  consecutive days in a daily newspaper of general circulation published in the home port and the places of sale of the Vessel; and

                           (ii) by mailing a similar notice to the Owner at
                  least ten (10) days prior to the date fixed for such sale.

         In the event that the Vessel shall be offered for sale by a private sale, no newspaper publication of notice shall be required, but the Mortgagee shall mail written notice of sale to the Owner at least ten
         (10) days prior to the date fixed for entering into the contract of sale. The Mortgagee may, without notice or publication, adjourn any public or private sale or cause such sale to be adjourned from time to time by announcement at the time and place fixed for sale or for entering into a contract of sale, and such sale or contract of sale may, without further notice, be made at the time and place to which the sale or contract of sale was so adjourned. The Mortgagee shall not be obligated to make any sale of the Vessel if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for the best advantage of the Mortgagee..

                  (5) Instruct the Owner to terminate any existing management agreements affecting the Vessel, and the Owner shall, upon the giving of such instructions by the Mortgagee, immediately terminate any such management agreements and shall appoint other managers satisfactory to the Mortgagee and upon terms and conditions satisfactory to the Mortgagee.

                  (6) Instruct the Owner to make application, if relevant, to the United States Maritime Administration ("MarAd") for permission of
                                                     -----
         MarAd to sell or transfer the Vessel foreign for purposes of scrapping of the Vessel or other purposes requiring such permission, and the Owner shall, upon the giving of such instructions by the Mortgagee, immediately apply for such permission of MarAd.

         ss.2.2. Finality of Sale. Any sale of the Vessel made in pursuance of
                 -------- -- ----
this Mortgage, whether by exercise of the power of sale granted herein or by virtue of any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Owner therein and thereto, and shall bar the Owner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In the case of any such sale, any purchaser who is the holder of any of the Obligations shall be entitled, for the purpose of making settlement or payment for the property purchased and subject to the sharing provisions among the Purchasers set forth in the Intercreditor Agreement, to apply the balance due under the Note Agreement or a part thereof as part or all of the purchase price to the extent of the amount remaining due and unpaid thereon. At any such sale, the holder of any Obligations may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

         ss.2.3. Appointment of Attorney. (a) The Mortgagee is hereby appointed
                 ----------- -- --------
attorney-in-fact of the Owner, with full power of substitution, upon the occurrence of any event of default, to make application, if relevant, to MarAd for permission of MarAd to sell or transfer the Vessel foreign.

         (b) The Mortgagee is hereby appointed attorney-in-fact of the Owner, with full power of substitution, upon the occurrence of any event of default, to execute and deliver to any purchaser upon any sale of the Vessel made in pursuance of this Mortgage, whether by exercise of the power of sale granted herein or by virtue of any judicial proceedings, and is hereby vested with full power and authority to make, in the name and in behalf of the Owner, a good conveyance of the title to the Vessel when so sold. In the event of any sale of the Vessel by exercise of any power herein contained, the Owner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

         (c) The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Owner, with full power of substitution, upon the occurrence of any event of default, in the name of the Owner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel, including all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the occurrence of any event of default in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Owner acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel and to endorse and accept in the name of the Owner all checks, note, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

         ss.2.4. Additional Rights. Whenever any right to enter and take
                 ---------- ------
possession of the Vessel accrues to the Mortgagee, it may require the Owner to deliver and the Owner shall on demand, at its own cost and expense, deliver the Vessel to the Mortgagee. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the freights, hire, earnings, issues, revenues and profits due or to become due and arising from the operation thereof.

         ss.2.5. Release of Liens. The Owner authorizes and empowers the
                 ------- -- -----
Mortgagee or its appointees or any of them to appear in the name of the Owner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them may seem proper toward the defense of such suit, and the purchase or discharge of such lien, and all expenditures made or incurred by them for the purpose of such defense or purchase or discharge shall be a debt due from the Owner, its successors and assigns, to the Mortgagee and shall be secured by the lien of this Mortgage.

         ss.2.6. Cumulative Remedies; No Waiver. Each and every power and remedy
                 ---------- --------  -- ------
herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy, whether herein given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other consistent or inconsistent power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the prosecution of any remedy accruing upon any event of default shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right arising out of any future event of default or of any past event of default not completely cured thereby. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then, and in every such case, the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

         ss.2.7. Offers to Cure. If at any time after the occurrence of an event
                 ------ -- ----
of default and prior to the actual sale of the Vessel by the Mortgagee or prior to commencement of any foreclosure proceedings, the Owner offers to cure completely all events of default and to pay all expenses and advances to the Mortgagee consequent on such event of default, with interest at the rate of interest for overdue amounts due on the Series A Notes, then the Mortgagee may, if it in its sole discretion so elects, accept such offer and payment and restore the Owner to its former position, but such action shall not affect any subsequent event of default or impair any rights consequent thereon.

         ss.2.8. Application of Proceeds. In the event of any taking of the
                 ----------- -- --------
Vessel by the Mortgagee or any sale of the Vessel under any of the powers herein specified, the proceeds of any such sale and the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any such power, together with any and all moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder or with respect hereto, the application of which has not elsewhere herein been specifically provided for, shall be applied as set forth in the Intercreditor Agreement.

         ss.2.9. Further Assurances. In the event that this Mortgage or any
                 ------- ----------
provision hereof, shall be deemed invalid in whole or in part by reason of any present or future law or any decision of any court having jurisdiction, or if the documents at any time held by the Mortgagee be deemed by the Mortgagee for any reason insufficient to carry out the provisions, true intent or spirit of this Mortgage, then, from time to time, the Owner will execute, on its own behalf, such other and further assurances and documents as in the opinion of the Mortgagee may be required more effectually to subject the Vessel to the payment of the principal sum of the Obligations as herein provided, and to the performance of the terms and provisions of the Notes, the Note Agreement and this Mortgage.

         ss.2.10. Severability. Any provision of this Mortgage which is
                  ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         ss.2.11. Requisition of Title, Use. (a) In the event that the title or
                  ----------- -- -----  ---
ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee, who shall be entitled to receive the same and shall apply it as provided in the Note Agreement. In the event of any such requisitioning, purchasing or taking of the Vessel, and the failure of the Mortgagee to receive proceeds as herein provided, the Owner shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

         (b) In the event that any government of any country or any department, agency or representative thereof shall not take over the title or ownership of the Vessel but shall requisition, charter or in any manner take over the use of the Vessel pursuant to any present or future law, proclamation, decree, order or otherwise and shall, as a result of such requisitioning, chartering or taking of the use of the Vessel pay or become liable to pay sums by reason of the loss of or injury to or depreciation of the Vessel, any such sum is hereby made payable to the Mortgagee, who shall apply it as provided in the Intercreditor Agreement. In the event of any such requisitioning, chartering or taking of the use of the Vessel, the Owner shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the reasonable opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such claims arising out of the requisitioning, chartering or taking of the Vessel.


                                   ARTICLE III

                            SATISFACTION OF MORTGAGE

         ss.3.1. Satisfaction of Mortgage. If the Owner shall indefeasibly pay
                 ------------ -- --------
and discharge the entire indebtedness secured hereby by well and truly paying or causing to be paid the principal of and interest due on the Notes and all other Obligations as and when the same becomes due and payable and if the Owner shall also indefeasibly pay or cause to be paid all other sums payable hereunder by the Owner, then this Mortgage and the lien, rights and interest hereby granted shall cease, determine and become null and void, and the Mortgagee shall, at the request of the Owner, execute and deliver such instrument or instruments of release or satisfaction as may be necessary to satisfy and discharge the lien hereof; and forthwith the estate, right, title and interest of the Mortgagee in and to all property subject to this Mortgage shall thereupon cease, determine and become null and void.



                                   ARTICLE IV

                                SUNDRY PROVISIONS

         ss.4.1. Filing Clause. For the purposes of filing this First Preferred
                 ------ ------
Ship Mortgage, as required by Chapter 313 of Title 46 United States Code, the total principal amount of the direct or contingent obligations that are or may be secured by the Mortgage is ONE HUNDRED TWENTY MILLION DOLLARS AND NO/100 CENTS ($120,000,000.00), excluding interest, expenses, fees, Yield Maintenance Amounts, and any additional amounts for which the Owner may become liable in connection with the performance of the covenants of this Mortgage, the Notes, and the Note Agreement. The discharge amount is the same as the total amount.

         ss.4.2. Successors and Assigns. All of the covenants, promises,
                 ---------- --- -------
stipulations and agreements of the Owner in this Mortgage contained shall bind the Owner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns provided, that the Owner shall not assign or transfer any of its rights or obligations hereunder.

         ss.4.3. Agents. Wherever and whenever herein any right, power or
                 ------
authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act or acts of the Mortgagee hereunder.

         ss.4.4. Notices. Any notice, request, demand, direction, consent or
                 -------
waiver or other documents in respect of this Mortgage shall be sufficient for every purpose if in writing and sent either by telegram or letter (delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid), addressed as follows:

         (a) To the Owner:

             Matson Navigation Company, Inc.
             555 12th Street
             Oakland, CA 94607
             Attention:  Chief Financial Officer


         (b) To the Mortgagee:

             The Prudential Insurance Company of America, as Collateral Agent 4 Embarcadero Center, Suite 2700
             San Francisco, CA 94111
             Attention:  Managing Director

Any notice, request or communication hereunder shall be deemed to have been given in the case of a letter, when delivered by hand at the address provided in this Section or three (3) days after having been deposited in the mail with first class postage prepaid, addressed as aforesaid, or in the case of a telegram, when delivered by the telegraph company, or in the case of a telex, when dispatched, to the telex number provided for in this Section and the appropriate answerback is received or, in the case of a telecopy, at the time of dispatch thereof, if in the normal business hours in the state or country where received or otherwise at the opening of business on the next succeeding business day. Any party may change the person or address to whom or which the notices are to be given hereunder, by notice duly given hereunder.

         ss.4.5. No Waiver of Preferred Status. Notwithstanding anything
                 -- ------ -- --------- ------
contained in this Mortgage to the contrary, nothing herein shall waive the preferred status of this Mortgage and if any provision herein shall be construed to waive such status, then such provision shall to the extent so construed be void and of no effect.

         ss.4.6. Indemnity. The Owner assumes liability for, and agrees to
                 ---------
indemnify and hold the Mortgagee harmless from, all claims, costs, expenses (including reasonable legal fees and expenses), damages and liabilities arising from or pertaining to this Mortgage or the ownership, use, possession or operation of the Vessel; provided that the Owner shall have no obligation
                         --------
hereunder for indemnified liabilities arising from the gross negligence or willful misconduct of the Mortgagee. The agreements and indemnities contained in this Section shall survive the maturity or earlier discharge of this Mortgage and payment in full of the Obligations.

         ss.4.7. Consent to Forum. THE OWNER HEREBY IRREVOCABLY CONSENTS AND
                 ------- -- -----
AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS MORTGAGE MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AS THE MORTGAGEE MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS MORTGAGE, THE OWNER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. THE OWNER IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES MAIL, POSTAGE PREPAID, TO THE OWNER AT ITS ADDRESS AS SET FORTH IN SECTION 4.4 OF ARTICLE IV HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS MORTGAGE SHALL AFFECT THE RIGHT OF THE MORTGAGEE TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE MORTGAGEE TO BRING ACTIONS, SUITS OR PROCEEDINGS WHETHER IN REM, IN PERSONAM, IN LAW, EQUITY,
                                      -- ---  -- --------
ADMIRALTY OR OTHERWISE IN THE COURTS OF ANY OTHER JURISDICTION. THE OWNER FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

         ss.4.8. Governing Law. The Mortgage shall be governed by and construed
                 --------- ---
under Chapter 313 of Title 46 United States Code, to the extent applicable, and otherwise in accordance with the laws of the State of New York.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Owner has executed this Mortgage the day and year first above written.

                              Matson Navigation Company, Inc.


                              By:     _____________________________
                              Name:   Matthew J. Cox
                              Title:  Senior Vice President &
                                      Chief Financial Officer



                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA        )
                           ) ss:
COUNTY OF ALAMEDA          )


         On this _____ day of May, 2005, before me, a Notary Public in and for the State of California, City and County of Alameda, personally appeared Matthew
J. Cox, duly know to me to be the Senior Vice President and Chief Financial Officer of Matson Navigation Company, Inc., a Hawaiian corporation, the entity described herein, who executed the First Preferred Ship Mortgage annexed hereto, and who acknowledged to me that he executed said Mortgage on behalf of said entity by the authority set forth in the documents constituting and governing such entity.

         WITNESS my hand and official seal.

                                  _____________________________________
                                  Notary Public

                                  My commission expires:  _____ __, ___.

                                                                       EXHIBIT 1
                                                                       ---------





                  [NOTE PURCHASE AGREEMENT (WITHOUT EXHIBITS)]

                                                                       EXHIBIT E
                                                                       ---------


                          [FORM OF SECURITY AGREEMENT]






                               SECURITY AGREEMENT


                  THIS SECURITY AGREEMENT, dated as of May 19, 2005 (as amended, restated, supplemented or otherwise modified, this "Agreement"), is entered into by MATSON NAVIGATION COMPANY, INC., a Hawaiian corporation, (referred to herein as the "Company") in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, acting in its capacity as collateral agent for the Secured Parties (together with its successors in such capacity, the "Collateral Agent"). Capitalized terms used herein shall have the meanings specified in Section 1.1 hereof.

                                   WITNESSETH:

                  WHEREAS, pursuant to the terms of that certain Amended and Restated Note Agreement, dated as of May 19, 2005 (hereinafter, as amended and supplemented from time to time, the "Note Agreement," by and among the Company
                                     --------------
and the persons named in the Purchaser Schedule attached thereto as the holders or purchasers of certain Notes of the Company (collectively the "Purchasers"),
                                                                 ----------
certain Purchasers have agreed to extend additional credit to the Company (subject to the conditions set forth in the Note Agreement) in the principal sum of One Hundred and Five Million Dollars ($105,000,000), and certain Purchasers have agreed that existing indebtedness of the Company in the principal sum of $15,000,000 will hereafter be outstanding under the Note Agreement and shall be secured hereby, all of which the Company has agreed to repay pursuant to the terms stated therein;

                  WHEREAS, it is a condition precedent to the Purchasers' extending credit to the Company under the Note Agreement that the Company execute and deliver this Agreement to the Collateral Agent; and

                  WHEREAS, the Company, in order to secure the payment of the Notes, and such additional sums as the Company may be obligated to pay under the covenants, terms and conditions contained in the Note Agreement, the Notes, and this Agreement, and in order to secure the performance and observance of and compliance with all agreements, covenants, terms and conditions contained in the Note Agreement, the Notes, and this Agreement, the Company has duly authorized the execution and delivery of this Agreement;

                  NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Collateral Agent, intending to be legally bound, do hereby covenant and agree as follows:

                                    ARTICLE 1

                  DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION

                  1.1      Defined Terms.

                  (a) Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in paragraph 10 to the Note Agreement, which paragraph 10 is incorporated herein by reference as though set forth fully herein. Unless otherwise defined herein or in the Note Agreement, all terms defined in the Uniform Commercial Code as in effect in the State of New York (the "UCC") which are used herein (whether or not capitalized herein or in the UCC) shall have the respective meanings given those terms in the UCC.

                  (b) The following terms shall have the meanings herein specified:

                  "Collateral" shall have the meaning specified in Section
2.1(a).

                  "Financing Statements" shall mean all financing statements, recordings, filings or other instruments of registration necessary and appropriate to perfect a security interest or Lien in any Collateral by filing in any appropriate filing or recording office in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant applicable law.

                  "Secured Obligations" shall mean the payment and performance of the Notes (including the principal thereof and interest thereon, and Yield Maintenance Amount, if any, with respect thereto), and such additional sums as the Company may be obligated to pay under the agreements, covenants, terms and conditions contained in the Note Agreement, this Agreement, and any other Transaction Document.

                  "Secured Parties" shall mean the Collateral Agent and the holders of the Notes from time to time.

                  "Termination Date" shall mean the date on which the Secured Obligations have been paid in full in cash or cash equivalents and any commitment under the Note Agreement, Notes or other Transaction Document has expired or been terminated.

                                    ARTICLE 2

                           GRANT OF SECURITY INTEREST

                  2.1      Assignment and Grant of Security Interest.

                  (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations, whether now existing or hereafter arising and howsoever evidenced, the Company hereby assigns, transfers and grants to the Collateral Agent and hereby creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a continuing Lien on and first priority security interest (the priority of which security interest shall be subject only to the Permitted Liens as defined in the Mortgage) in, and right of set-off against, all of the right, title and interest of such Company in and to the following (collectively, the "Collateral"):

(1) All goods, equipment, and inventory pertaining to or relating to the Vessel, whether or not on board; and

(2) any and all additions and Accessions to any of the foregoing, all improvements thereto, all substitutions and replacements therefor and all products and Proceeds thereof.

                  (b) The security interest granted to the Collateral Agent pursuant to this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Company may acquire at any time during the continuation of this Agreement, whether such Collateral is in transit or in the Company's, the Collateral Agent's, any Secured Party's, or any other Person's constructive, actual or exclusive occupancy or possession.

                  (c) The occurrence of an Event of Default under the Note Agreement shall constitute an Event of Default hereunder.

                  2.2 Security Interest Absolute. All rights of the Collateral Agent and all security interests created hereunder shall be absolute and unconditional irrespective of any circumstance or occurrence whatsoever, including, without limitation:

                  (a) any lack of validity or enforceability of all or any part of the Secured Obligations or of any security therefor or of any Transaction Document or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from or exercise or non-exercise of any right under any Transaction Document or any other agreement or instrument relating thereto; or

                  (c) any exchange, release or non-perfection of any other collateral for, or any release or amendment or waiver of or consent to any departure from any guaranty for, all or any part of the Secured Obligations.

                  2.3      Power of Attorney.

                  (a) Without limiting any other rights or powers granted to the Collateral Agent hereunder, the Company hereby constitutes and appoints the Collateral Agent, or any Person or agent whom the Collateral Agent may designate, as the Company's attorney-in-fact for the purpose of carrying out the terms of this Agreement, at the Company's cost and expense, to exercise all or any of the foregoing powers in accordance with Article 9 of the UCC upon the occurrence and during the continuance of an Event of Default, which powers, being coupled with an interest, shall be irrevocable until the Termination Date:

         (i) to receive, take, endorse, sign, assign and deliver, all in the Collateral Agent's name or in the Company's name, any and all checks, notes, drafts and other documents or instruments relating to the Collateral;

         (ii) to request from any debtor under the Collateral in the Company's name or in the Collateral Agent's name, information concerning the amounts owing thereon;

         (iii) to transmit to any debtor indebted under the Collateral notice of the Collateral Agent's interest therein;

         (iv) to notify any debtor indebted under the Collateral to make payment directly to the Collateral Agent;

         (v) to take or bring, in the Company's name or in the Collateral Agent's name, all steps, actions, suits or proceedings deemed by the Collateral Agent to be necessary or desirable to enforce or effect collection of any amount due under any of the Collateral;

         (vi) to prepare and file any Financing Statement in the name of the Company as debtor for the purpose of perfecting Liens;

         (vii) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the covenants of the Company contained in this Agreement;

         (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

         (ix) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Collateral Agent thereon, consistent with any express requirement of the UCC;
         (xiii) to execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

         (xiv) to defend the title to the Collateral against the claims and demands of any Person, subject to Liens permitted above; and

         (xv) to exercise any and all other rights, remedies, powers and privileges of the Company with respect to the Collateral.

                  (b) The Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. The Company hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Collateral Agent shall be acting in its own interest and on behalf of the Secured Parties, and the Company acknowledges and agrees that the Collateral Agent and the Secured Parties shall have no fiduciary duties to the Company and the Company hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

                  2.4 The Company's Duties. Anything herein contained to the contrary notwithstanding, the Company shall remain liable to perform all of its obligations under or with respect to the Collateral and neither the Collateral Agent nor any other Secured Party shall have any obligations or liabilities under or with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent or any other Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or with respect to any Collateral.

                  2.5 State of Organization. The Company shall not change its legal name or its state of organization until (i) it has given to the Collateral Agent not less than thirty (30) days' prior written notice of its intention so to do, clearly describing such new state of organization and such new legal name and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) it has taken all action necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.6 Financing Statements. The Company irrevocably authorizes the Collateral Agent at any time, and from time to time, to file in any jurisdiction any initial Financing Statements, amendments thereto and continuation statements that (a) indicate the Collateral, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the jurisdiction wherein such Financing Statement or amendment is filed regarding the sufficiency or filing office acceptance of any Financing Statement or amendment, including, if required, whether the Company is an organization, the type of organization and any organization identification number issued to the Company, agrees to furnish any such information to the Collateral Agent promptly upon request. The Company further ratifies and affirms its authorization for any Financing Statement sand/or amendments thereto, executed and filed by the Collateral Agent in any jurisdiction prior to the date of this Agreement. The Company also agrees to sign and deliver to the Collateral Agent and the other Secured Parties such similar statements or instruments of registration under the law of any jurisdiction, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the reasonable opinion of the Required Holder(s), as communicated to the Company, to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein (the priority of which lien and security interest shall be subject only to Permitted Liens) and the other rights and security contemplated herein. The Company will pay any applicable filing fees and related expenses.

                                    ARTICLE 3

                 REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

                  3.1 Events of Default; Obtaining the Collateral Upon an Event of Default. If an Event of Default has occurred and is continuing, the Collateral Agent, in addition to its other rights and remedies hereunder, and the rights of the Secured Parties under each Transaction Document, shall be entitled to do any of the following in connection with the Collateral:

                  (a) exercise any rights or remedies granted to a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction or under any other relevant law to enforce this Agreement and the security interests contained herein;

                  (b) proceed to protect and enforce the rights vested in it by this Agreement, including, but not limited to, the right to substitute itself or any of its nominees or trustees in lieu of the Company, to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contracts, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law whether in the Company's name, in the Collateral Agent's name or in the name of the Collateral Agent's designees;

                  (c) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Secured Obligations or any rights hereunder or included in the Collateral, or enforce or to foreclose any other agreement or other instrument by or under or pursuant to which such Secured Obligations are issued or secured, subject in each case to the provisions and requirements thereof;

                  (d) sell, assign or otherwise liquidate any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of and take possession of the proceeds of any such sale or liquidation;

                  (e) incur reasonable expenses, including reasonable and documented attorneys' fees and expenses, consultants' fees and other costs appropriate to the exercise of any right or power under this Agreement;

                  (f) perform any obligation of the Company hereunder or under any other Transaction Document, and make payments, purchase, contest or compromise any encumbrance, charge or Lien, and pay taxes and expenses, without, however, any obligation so to do;

                  (g) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon any location where the same may be located, control, manage, operate, rent or lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Secured Parties for any cost or expenses incurred hereunder or under any Transaction Document and to the payment or performance of the Company's obligations hereunder or under any Transaction Document and apply the balance to the Secured Obligations;

                  (h) secure the appointment of a receiver of the Collateral or any part thereof; or

                  (i) take possession of the Collateral or any part thereof by directing the Company in writing to turn over the Collateral to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event the Company shall at its own expense:

         (i) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

         (ii) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent, and

         (iii) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition.

                  The parties hereto hereby agree that the Company's obligation to deliver the Collateral as set forth above is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Company of such obligation.

                  3.2      Remedies; Disposition of the Collateral.

                  (a) If an Event of Default has occurred and is continuing, any Collateral, whether or not repossessed by the Collateral Agent pursuant to
Section 3.1, may be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of any applicable law, determine to be commercially reasonable, as fully and completely as though the Collateral Agent were the absolute owner thereof.

                  (b) Subject to subsection (a) of this Section 3.2, any Collateral may, upon the occurrence and during the continuance of an Event of Default, be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent, upon consultation with such Persons, including independent consultants and engineers, as it shall deem appropriate, shall determine to be commercially reasonable. Any such disposition shall be made upon not less than ten (10) Business Days' written notice to the Company specifying the time such disposition is to be made and, if such disposition shall be a public sale, specifying the place of such sale. Any such sale may be adjourned by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received or does not offer the Collateral to more than one offeree. All fees of the Collateral Agent and all expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                  (c) The Collateral Agent may dispose of the Collateral under subsection (b) of this Section 3.2 without giving any warranties as to the Collateral. The Collateral Agent may disclaim warranties relating to title, possession, quiet enjoyment, and the like. Such a disclaimer will not affect the commercial reasonableness of such disposition.

                  (d) The Collateral Agent will comply with any applicable state or federal law requirements in connection with the disposition of the Collateral under subsection (b) of this Section 3.2. Such a compliance will not affect the commercial reasonableness of such disposition.

                  3.3 Purchase of the Collateral. The Collateral Agent may be a purchaser of the Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Collateral shall, upon any such purchase, acquire good title to the Collateral so purchased, free of the security interests created by this Agreement.

                  3.4      Waiver.

                  (a) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL PURSUANT TO THE TERMS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE OR UNDER ANY OTHER RELEVANT LAW AND THE COMPANY HEREBY FURTHER WAIVES:

         (i) all damages occasioned by such taking of possession except any damages which are finally judicially determined to have been the direct result of the Collateral Agent's or any Secured Party's bad faith, gross negligence or willful misconduct;

         (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder;

         (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof pursuant to the terms of this Agreement, and the Company, for itself and all who may claim under it, insofar as it or they may now or hereafter lawfully do so, hereby waives the benefit of such laws; and

         (iv) any right the Company may have to require the Collateral Agent to pursue any other Person for any of the Secured Obligations.

                  (b) Without limiting the generality of the foregoing, the Company hereby waives and releases any and all rights to require the Collateral Agent or the Secured Parties to collect any of the Secured Obligations from any specific item or items of Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Secured Obligations or from any collateral (other than the Collateral) for any of the Secured Obligations.

                  (c) Any sale of, or the grant of options to purchase (when exercised), or any other realization upon, any Collateral pursuant to the terms of this Agreement shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Company.

                  3.5 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then, in every such case, the Company, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral, subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                  3.6 Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for similar types of accounts. In any event, (i) the Collateral Agent shall have no obligation hereunder to take any steps to preserve rights against prior parties to any Collateral and (ii) the Collateral Agent, any Secured Party and any of their respective directors, officers, employees or agents shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

                  3.7 Application of Proceeds. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Collateral in accordance with the Intercreditor Agreement. For the avoidance of doubt, it is understood that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations. The Company is entitled to any portion of the proceeds and if the Collateral Agent disposed of the Collateral on credit, the Company will only be credited with the payments (a) actually made by the purchaser, (b) received by the Collateral Agent, and (c) applied to the indebtedness of such purchaser. If such purchaser fails to pay, the Collateral Agent may resell the Collateral and the Company shall be credited with the proceeds of the resale. If the Company is entitled to any portion of the proceeds and the Collateral Agent disposed of the Collateral for non-cash consideration, the Company will only be credited with payments received as cash proceeds of non-cash consideration.

                                    ARTICLE 4

                                  MISCELLANEOUS

                  4.1 Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Collateral Agent, at Four Embarcadero Center, Suite 2700, San Francisco, CA 94111 and (ii) if to the Company, addressed to it at 555 12th Street, Oakland, California 94607 Attention: Chief Financial Officer or at such other address as the Company shall have specified to the Collateral Agent in writing, provided, however, that any such communication to the Company
                  --------  -------
may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company.

                  4.2 Continuing Security Interest. This Agreement shall create a continuing Lien in the Collateral until the release thereof pursuant to
Section 4.3.

                  4.3 Release. Upon the Termination Date, the Collateral Agent, upon the written request, and at the expense, of the Company shall execute and deliver all such documentation necessary to release the Liens created pursuant to this Agreement. In addition, the Collateral Agent, upon the written request, and at the expense, of the Company, shall execute and deliver all such documentation necessary to release the Liens created pursuant to this Agreement with respect to Collateral sold, assigned or otherwise disposed of by the Company pursuant to the Note Agreement and other Transaction Documents.

                  4.4 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Company or any substantial part of the Company's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

                  4.5 Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Collateral Documents. The execution of any other Collateral Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Company hereby waives its rights to plead or claim in any court that the execution of any other Collateral Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Company or from any third party and/or release such security without notifying the Company and without affecting in any way the obligations of the Company under the Collateral Documents or any other Transaction Document.

                  4.6 Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Company. None of the Collateral shall be released without the prior written consent of the Collateral Agent. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

                  4.7 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns. The Company may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and the Required Holder(s).

                  4.8 Survival. All agreements, statements, representations and warranties made by the Company herein or in any certificate or other instrument delivered by the Company or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the Secured Parties and shall survive the execution and delivery of this Agreement and each other Transaction Document until termination thereof or indefeasible payment in full in cash or cash equivalents of all of the Secured Obligations regardless of any investigation made by the Collateral Agent or the Secured Parties, or made on their behalf.

                  4.9 No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

                  4.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  4.11 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  4.12 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  4.13 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

                  4.14 Consent to Forum. THE COMPANY HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE NOTES MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AS ANY NOTEHOLDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. THE COMPANY IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES AIR MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS AS SET FORTH IN PARAGRAPH 11I HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF ANY NOTEHOLDER TO BRING ACTIONS, SUITS OR PROCEEDINGS WHETHER IN REM, IN PERSONAM,
                                                          -- ---  -- --------
IN LAW, EQUITY, ADMIRALTY OR OTHERWISE IN THE COURTS OF ANY OTHER JURISDICTION. THE COMPANY FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

                  4.15 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, including the Transaction Documents and the other documents referred to herein and therein, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  4.16 Recourse. There shall be full recourse to the Company and all of its assets and properties for the liabilities of the Company under this Agreement, the Notes and other Transaction Documents.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

                              MATSON NAVIGATION COMPANY, INC.,
                              a Hawaii corporation



                              By:     _______________________________________
                              Name:   _______________________________________
                              Title:  _______________________________________


                              THE PRUDENTIAL INSURANCE COMPANY
                              OF AMERICA, as Collateral Agent



                              By:     _______________________________________
                                      Vice President

                                                                     EXHIBIT F-1
                                                                     -----------


                 [FORM OF OPINION OF COMPANY'S GENERAL COUNSEL]

                                  May 19, 2005

The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California  94111

Ladies and Gentlemen:

         As the General Counsel of Matson Navigation Company, Inc., a Hawaii corporation (the "Company"), I am familiar with the Amended and Restated Note Agreement, dated as of May 19, 2005, between the Company, on the one hand, and you, on the other hand (the "Agreement"), pursuant to which the Company has issued to you today its Amended and Restated Series A Senior Secured Notes in the aggregate principal amount of $15,000,000 (the "Series A Notes") and its 4.79% Series B Senior Secured Notes in the aggregate principal amount of $105,000,000 (the "Series B Notes" and collectively with the Series A Notes, the "Notes") and you and the Company are agreeing to amend and restate the Existing Agreement. All capitalized terms used herein that are defined in the Agreement shall have, unless otherwise defined herein, the respective meanings specified in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in clause (viii) of paragraph 3A of the Agreement and with the understanding that you are purchasing the Notes and agreeing to the amendment and restatement of the Existing Agreement in reliance on the opinions expressed herein.

         In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of documents and records of the Company, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which I have not independently established. With respect to the opinion expressed in paragraph 6 below, I have also relied upon the representation made by each of you in paragraph 9A of the Agreement.

         Based on the foregoing, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Hawaii, with the corporate power, authority and legal right to conduct its business as presently conducted.

         2. The Company has the full corporate power, authority and legal right to execute and deliver the Agreement, the Notes and each other Transaction Document and to perform and observe its obligations thereunder.

         3. The Agreement, the Notes and each other Transaction Document have been duly authorized by all requisite corporate action on the part of the Company and have been duly executed and delivered by authorized officers of the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         4. The execution and delivery of the Agreement, the Notes and each other Transaction Document by the Company do not, and the performance and observance of the terms thereof will not, breach, conflict with or contravene any provisions in the articles of incorporation or by-laws of the Company or any provision of any material law or regulation (other than federal securities laws and regulations as to which I express no opinion in this paragraph 4) applicable to the Company or its properties or other assets normally applicable to transaction of the type contemplated by the Transaction Documents or to business corporations generally.

         5. The execution and delivery of the Agreement, the Notes and each other Transaction Document do not, and the performance and observance of the terms thereof will not, (A) conflict with, (B) result in any breach of the terms, conditions or provisions of, (C) constitute a default under or violation of, or (D) result in or permit the creation or imposition of any Liens (other than Liens in favor of the Collateral Agent under the Collateral Documents) upon any of the properties or other assets of the Company pursuant to, any material order, judgment, decree, indenture, mortgage or any other material agreement or instrument known to me (inclusive of all agreements listed on Schedule 8G to the Agreement) to which the Company is a party or by which any of its properties or other assets are bound

         6. The issuance, sale and delivery of the Series B Notes to you is an exempt transaction under the Securities Act of 1933, as amended, and does not require the registration of the Series B Notes under such Act, nor is qualification of an indenture in respect thereof required under the Trust Indenture Act of 1939, as amended.

         7. The extension, arranging and obtaining of the credit represented by the Notes does not result in any violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

         8. To the best of my knowledge after due inquiry, there is no action, suit, investigation or proceeding pending or threatened against any Company or any of its Subsidiaries or any of their respective properties which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

         9. The Company is a citizen of the United States within the meaning of the Shipping Act, 1916, as amended, qualified to own and operate vessels in the coastwise trade.

         10. None of the Company or any of its Subsidiaries is a "public utility" within the meaning of the Federal Power Act, as amended, or an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended. The Company and its Subsidiaries are not a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and are not regulated thereunder.

         11. The Security Agreement creates in favor of the Collateral Agent for the benefit of the holders of the Notes a valid security interest in the Collateral described therein to the extent that the Uniform Commercial Code, as currently in effect in the state of New York (the "New York UCC") is applicable thereto (the "Security Interest"). The New York UCC provides for the filing of a financing statement (the "Financing Statement") to perfect the Security Interest in the state of incorporation of the Company. The state of incorporation of the Company is Hawaii.

         The above opinions are subject to the following qualifications:

                  (i) That the opinions concerning the enforceability of the rights and remedies provided in any document against any particular party are subject to any applicable bankruptcy, reorganization, insolvency, arrangement, moratorium, fraudulent transfer, usury or other similar laws affecting generally the enforcement of creditors' rights from time to time in effect;

                  (ii) That the opinions concerning the validity, binding effect and enforceability of any document with respect to any party are based on the assumption that such document constitutes or will constitute a legal, valid and binding agreement of the other parties thereto;

                  (iii) That with respect to the opinions concerning the enforceability of any document, no opinion is expressed as to the specific remedy any court, other governmental authority or arbitrator may grant, impose or render;

                  (iv) That the opinions concerning the enforceability of certain remedies authorized or contained in any document may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                  (v) That the opinions concerning enforceability are subject to the effect of court decisions and statutes which indicate that provisions in the Agreement which permit you to take action or make determinations may be subject to a requirement that such actions be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

         Except as specifically provided above, this opinion speaks as of the date hereof, and I have no responsibility to update this opinion for events of circumstances occurring after the date hereof or as to facts relating to prior events which are subsequently brought to my attention. I shall not have any obligation or duty to advise you of any changes of law. I am admitted to practice in the State of New York and, except with respect to the opinions rendered in paragraphs 1 through 3 hereof, this opinion is limited solely to the present law of the States of New York and the United States of America, to present judicial interpretations thereof and to the facts as they currently exist.

         This opinion is rendered solely in connection with the transaction described herein and, without my express permission, may not be relied upon by any Person other than you and any Transferee.

                                    Very truly yours,



                                    Kevin C. O'Rourke

                                                                     EXHIBIT F-2
                                                                     -----------

                 [FORM OF OPINION OF COMPANY'S MARITIME COUNSEL]

                         [NIXON PEABODY LLP LETTERHEAD]

                                 May _____, 2005

The Prudential Insurance Company of America
   (Individually and as Collateral Agent)
Pruco Life Insurance Company
Four Embarcadero Center, Suite 2700
San Francisco, CA  94111

         RE:  Matson Navigation Company, Inc.
              First Preferred Ship Mortgage on the M.V. MANULANI
              --------------------------------------------------

Ladies and Gentlemen:

         We are rendering to you this opinion as special federal maritime counsel for Matson Navigation Company, Inc., a Hawaii corporation (the "Shipowner"), in connection with the Amended and Restated Note Agreement between the Shipowner and the existing holders and purchasers of promissory notes of the Shipowner identified on the Purchaser Schedule thereto, dated May 19, 2005 (the "Note Agreement"), and specifically the First Preferred Ship Mortgage, dated as of May 19, 2005 (the "Mortgage") from the Shipowner to The Prudential Insurance Company of America, as Collateral Agent for itself and certain other lenders (the "Mortgagee") to secure the Shipowner's obligations under the Note Agreement on the vessel M.V. MANULANI, Hull No. 003, Official No. 1168529 (the "Vessel").

         These opinions are given as of the date hereof. In rendering these opinions, we have examined the following:

         1.       The Mortgage;
         2.       The Note Agreement; and
         3. Such other documents, instruments and records as we have deemed relevant or material in order to enable us to render the opinions expressed herein.

         As to certain questions of fact relevant to the opinions expressed below, we have relied upon and have assumed, without independent investigation, the accuracy of statements and certificates and affidavits of facts of representatives of the Shipowner and public officials and upon the representations and warranties made in the Note Agreement and the Mortgage (other than those which are expressed herein as our opinions). We have made no effort to independently verify the facts set out in the Note Agreement, the Mortgage or documents, instruments and other records referred to in item 3 above.

         In rendering the following opinions, we have assumed: (i) the authenticity of all records, documents and instruments submitted to us as originals; (ii) the conformity to the originals of all records, documents, and instruments submitted to us as copies of such documents; (iii) the due authorization, execution and delivery of the Note Agreement, the Mortgage and the records, documents and instruments referred to in items 1 through 3 above by parties thereto other than the Shipowner and that, except as expressly set forth in paragraph 2 below, the Note Agreement, the Mortgage, such documents, instruments and other records constitute legal, valid and binding obligations of the parties thereto enforceable in accordance with their terms; (iv) the genuineness of all signatures other than the Shipowner's; and (v) the legal capacity of natural persons and the good faith of all persons in the negotiations relating to the Note Agreement and the Mortgage.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of these opinions, and, subject to the assumptions, qualifications, exceptions and limitations set forth herein, we advise you that in our opinion:

         1. The Shipowner is the sole owner of the whole of the Vessel, free and clear of any claim, lien, charge, right in rem, mortgage, security interest, or other encumbrance of any character, except any rights of the Mortgagee under the Mortgage, the Note Agreement and such liens of the character not prohibited by the Note Agreement and the Mortgage as may now exist.

         2. The Vessel has been duly documented in the name of the Shipowner under the laws of the United States of America with coastwise and registry endorsements, and the Mortgage has been duly filed, in both cases at the National Vessel Documentation Center of the United States Coast Guard (the "NVDC") (the only office in which such filing is necessary), and the Mortgage constitutes a first "preferred mortgage" under Title 46, United States Code, Chapter 313, Subchapter II, having the effect and with the priority provided in said Code. No period re-recording or periodic refiling of the Mortgage is necessary under existing law to continue the lien of the Mortgage.

         3. The Shipowner has full power and authority under any applicable federal statute, law or governmental regulation to enter into and carry out the terms of the Mortgage.

         4. No consent, approval, authorization, order, registration or qualification of or with, or notice to, any governmental agency or body is required for the execution and delivery of the Mortgage by the Shipowner or for the performance by the Shipowner of its obligations under the Mortgage, except such as have been duly obtained, effected, or given.

         5. No federal taxes are payable in respect of the execution, delivery and recording of the Mortgage other than the filing fees already paid in connection with the filing and recording of the Mortgage.

         The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations.

         A. The foregoing opinions are expressly limited to matters under and governed by the federal laws of the United States of America and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         B. The following qualifications apply to certain specific opinions set forth above:

             (i) In giving the opinions set forth in paragraph 1 above, we have relied, with your permission, solely upon
                    (a) certificates regarding liens of the Shipowner and the Shipyard, Kvaerner Philadelphia Shipyard Inc., dated the date hereof, and (b) certificates and copies of records of the NVDC, copies of which are attached hereto.

             (ii) To the extent our opinions in paragraph 2 above relate to the due documentation of the Vessel in the Shipowner's name, we have relied, with your permission, solely upon the Vessel's Certificate of Documentation and other certificates issued by the NVDC on the date hereof, copies of which are attached hereto, and to the extent our opinion in said paragraph relates to the due filing of the Mortgage at the NVDC, we have relied, with your permission, solely upon records of and certificates issued by the NVDC on the date hereof.

             (iii) With respect to the opinions in paragraph 3, we have relied, with your permission, solely on a certificate of the General Counsel of the Shipowner, dated the date hereof and attached hereto, that the Shipowner has the full corporate power and authority to perform all acts therein set forth, and to permit the Mortgage to be the legal, valid and binding obligation of the Shipowner enforceable against it in accordance with its terms.

         C. The foregoing opinions regarding the ability of the Shipowner to carry out the terms of the Mortgage are further subject to the following:

             (i) The enforceability of the Mortgage may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance, preferential transfer and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors.

             (ii) The enforceability of the Mortgage is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or in law and no opinion is expressed as to the specific remedy in an action of an equitable nature that any court or other governmental authority or arbitrator may grant, impose or render.

             (iii) In rendering the foregoing opinions, we express no opinion as to provisions in the Mortgage that purport to waive, affect or alter rights or defenses of any party which, in each case as a matter of law or equity, may not be waived, affected or altered.

             (iv) In rendering the foregoing opinions, we express no opinion as to provisions in the Mortgage as to the validity, legality, enforceability or binding effect of provisions relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by gross negligence, willful misconduct, fraud or illegality of an indemnified party.

         D. This letter constitutes a legal opinion by this Firm. In this regard, it is based upon our professional knowledge of the law and our judgment at this time, and is prepared and rendered in accordance with the standard of care applicable to opinions issued by law firms and/or lawyers in the State of California.

         The opinions expressed herein are solely for the benefit of, and may only be relied upon by you and your successors and assigns. This opinion may not be furnished to (except in connection with any legal or arbitral proceedings or as may be required by applicable law, and in any such events as shall be directed or required incident thereto pursuant to a duly issued subpoena, writ, order or other legal process, or to any regulatory body having jurisdiction over you, including the National Association of Insurance Commissioners), or relied upon by any other person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                          Very truly yours,

                         MATSON NAVIGATION COMPANY, INC.
                         CERTIFICATE OF GENERAL COUNSEL
                         ------------------------------


         I, Kevin C. O'Rourke, Senior Vice President and General Counsel, of MATSON NAVIGATION COMPANY, INC., a Hawaii corporation (the "Shipowner"), do hereby certify that, to the best of my knowledge, each of the representations and warranties set forth below is true.


         1. The Shipowner is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii, has not failed to qualify to do business in any jurisdiction in which its business or properties require such qualification, and had and has full legal rights, corporate power and authority to own its own properties and assets and to conduct its business as it is presently conducted. The executive office of the Shipowner is located in Oakland, California.

         2. The Shipowner had and has legal power and authority to enter into and carry out the terms of the First Preferred Ship Mortgage, dated as of the Delivery Date (the "Document").

         3. The Document has been duly authorized, executed and delivered by the Shipowner and constitutes, in accordance with its respective terms, a legal, valid and binding instrument enforceable against the Shipowner in accordance with its terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect.




                                (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, I have set my hand to this Certificate of Shipowner on this _____ day of May, 2005.


                                   MATSON NAVIGATION COMPANY, INC.,
                                                          Shipowner


                                   By:  ___________________________________
                                        Name:   Kevin C. O'Rourke
                                        Title:  Senior Vice President &
                                                General Counsel




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                                                                     EXHIBIT F-3
                                                                     -----------

             [FORM OF OPINION OF COMPANY'S SPECIAL HAWAIIAN COUNSEL]

                                  May __, 2003

Each Purchaser and Existing Holder
as defined in the Agreement (as defined below)
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California  94111

         RE:   Matson Navigation Company, Inc.
               Amended and Restated Note Agreement dated as of May 19, 2005
               ------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special Hawaii counsel for Matson Navigation Company, Inc., a Hawaii corporation (the "Company"), in connection with the Amended and Restated Note Agreement, dated as of even date herewith, between the Company, on the one hand, and you, on the other hand (the "Agreement"), pursuant to which the Company has issued to you today its amended and restated Series A Notes in the aggregate principal amount of $15,000,000 and its Series B Notes in the aggregate principal amount of $105,000,000 (collectively, the "Notes") and you and the Company are agreeing to amend and restate the Existing Agreement. All capitalized terms used herein that are defined in the Agreement shall have, unless otherwise defined herein, the respective meanings specified in the Agreement. This letter is being delivered to you at the request of the Company under paragraph 5C(1) of the Agreement and with the understanding that you are relying on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of documents and records of the Company, and have made such other investigations, as we have deemed relevant and necessary as a basis for my opinion hereinafter set forth. We have relied upon such certificates of public officials, of officers of the Company and of representatives of the title company with respect to the accuracy of material factual matters contained therein which we have not independently established.

         In rendering these opinions we have examined the following, each of which is dated as of May 19, 2005, unless another date is indicated (collectively, the "Transaction Documents"):

         1.       the Agreement;

         2. the Mortgage to be filed with the United States Coast Guard at the National Vessel Documentation Center in Falling Waters, West Virginia;

         3. the Security Agreement (the "Security Agreement") between the Company and The Prudential Insurance Company of America, acting in its capacity as collateral agent (the "Collateral Agent"); and

         4. the Uniform Commercial Code financing statement (the "Financing Statement"), authorized by the Company in favor of the Collateral Agent, to be filed in the Bureau of Conveyances of the State of Hawaii (the "Bureau").

         In connection with this opinion letter, we have reviewed the Transaction Documents delivered to us. Furthermore, we have assumed, without independent investigation or verification, the accuracy of all factual representations and warranties (other than those which are expressed herein as our opinions) set forth in the Transaction Documents and in any certificates delivered pursuant thereto or which have been delivered to us. In our capacity as special counsel, our role has been limited to the review of the Financing Statement and certain provisions of the Transaction Documents and we have not otherwise participated in the overall transaction of which such documents form a part (the "Transaction").

         For purposes of this opinion letter, we have assumed, without independent investigation or inquiry:

         (a) all natural persons who are involved in the Transaction have sufficient legal capacity to enter into and perform the Transaction or to carry out their role in it;

         (b) each party to the Transaction holds the requisite title and rights to any property involved in the Transaction;

         (c) each party to the Transaction has satisfied those legal requirements that are applicable to it to the extent necessary to make the Transaction Documents enforceable against it and, except for the Financing Statement with respect to the Company, each of the Transaction Documents is enforceable against all of the parties thereto;

         (d) each party to the Transaction has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the other parties thereto;

         (e) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

         (f) all Persons relying on this opinion letter and their agents acting for them in connection with the Transaction have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction;

         (g) the Mortgage has been or will be duly filed and/or recorded in all places necessary (if and to the extent necessary) to create the lien as provided
                  --
therein;

         (h) the description of the collateral in the Mortgage and the Security Agreement is accurate and is sufficient under applicable law (1) to provide notice to third parties of the liens and security interests provided thereby and
(2) to create an effective contractual obligation under applicable law; and

         (i) the execution and delivery by each party to each of the Transaction Documents, consummation of the Transactions and compliance by such party with the provisions of each of the Transaction Documents does not and will not (1) violate applicable provisions of statutory law or regulation or (2) breach or otherwise violate any existing obligation of such party under any court or administrative orders, writs, judgments or decrees.

         For purposes of this opinion letter, the term "Hawaii UCC" means the Uniform Commercial Code as enacted in the State of Hawaii, Chapter 490 of the Hawaii Revised Statutes, as amended.

         Based upon the foregoing, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

         The Financing Statement is in proper form for filing in the Bureau. The Financing Statement has been duly filed in the Bureau under the Hawaii UCC. Subject to the application of Chapter 313 of Title 46 United States Code with respect to any portion of the collateral described in the Financing Statement which is covered by such Chapter, such filing is sufficient to perfect the security interest in favor of the Collateral Agent created by the Security Agreement in all right, title and interest of the Company in those items and types of collateral described in the Security Agreement in which a security interest may be perfected by the filing of a financing statement in the State of Hawaii under the Hawaii UCC (the "Hawaii Collateral"). No filing or recording, other than the filing of the Financing Statement in the Bureau, is necessary for the perfection of such security interest to the extent the filing of a financing statement in the State of Hawaii under the Hawaii UCC is effective to perfect such security interest.

         We express no opinion as to the existence of, or as to the title of the Company to, any item of Hawaii Collateral referred to above or as to the priority or (except as set forth above) the perfection of any security interest referred to above. We call you attention to the fact that:

        (a) the effectiveness of the Financing Statement terminates five years after the date of filing unless a continuation statement is filed prior to such termination in accordance with section 490:9-515 of the Hawaii UCC;

         (b) section 490:9-507 of the Hawaii UCC provides that, if the Company so changes its name that a filed financing statement becomes seriously misleading, the filing is not effective to perfect a security interest in collateral acquired by the Company more than four months after the change unless a new appropriate financing statement is filed before the expiration of that period;

         (c) if certain tangible collateral is transferred to a person located in a state in which a financing statement has not been filed or if the Company's location changes to a state in which a financing statement has not been filed, section 490:9-306 of the Hawaii UCC requires that a new appropriate financing statement be filed in such new state within twelve months after such transfer or four months after such change to continue perfection of the security interest;

         (d) under certain circumstances described in section 490:9-315 of the Hawaii UCC, the rights of a secured party to enforce a perfected security interest in proceeds of collateral may be limited;

         (e) under certain circumstances described in part 3, subpart 3 of
Article 9 of the Hawaii UCC, purchasers of collateral may take the same free of a perfected security interest;

         (f) section 490:9-311 of the Hawaii UCC exempts from the filing provisions of the Hawaii UCC transactions as to which a system of filing--state or federal--has been established under federal law and makes clear that when such a system exists, perfection of a relevant security interest can be achieved only through compliance with that system (i.e., filing under the
                                                   ----
Article 9 of the Hawaii UCC is not a permissible alternative); and

         The opinions expressed herein are subject to the following exceptions, limitations, qualifications and assumptions:

         a. We express no opinion herein with respect to compliance with any anti-fraud provisions of applicable federal or state securities laws, rules or regulations.

         b. Our opinions set forth herein are subject to, and may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, fraudulent conveyance, fraudulent transfer, preference, conservatorship, rearrangement, moratorium and other similar laws (including court decisions) in effect and affecting the rights and remedies of creditors generally or providing for relief of debtors, (ii) the refusal of a particular court (A) to grant equitable remedies, including, without limiting the generality of the foregoing, specific performance, or (B) to grant a particular remedy sought under the Transaction Documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iv) judicial discretion, and
                  (v) obligations and standards of good faith, fair dealing, materiality, impracticability or impossibility of performance, unconscionability, diligence, reasonableness and care established by applicable law, including without limitation
                  (1) such obligations and standards as arise pursuant to sections 490:1-102(3), 490:1-203 and 490:1-208 of the Hawaii
                  UCC, and (2) concepts of the course of dealings between the parties, the applicable usage of trade and similar provisions of common law and judicial decisions.

         c. The opinions expressed herein are limited to the laws of the State of Hawaii, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction (including federal laws of the United States of America). We note that certain of the Transaction Documents purport to be governed by the laws of jurisdictions other than the State of Hawaii. We render no opinion as to the effect of such choice of law provisions or as to the laws of any other jurisdiction to the extent that they may apply to such documents or the opinions stated herein with respect to the Transaction Documents and the transactions contemplated thereby.

         This opinion letter speaks as of the date hereof, and we have no responsibility to update this opinion letter for events of circumstances occurring after the date hereof or as to facts relating to prior events which are subsequently brought to our attention. We shall not have any obligation or duty to advise you of any changes of law. We are admitted to practice in the State of Hawaii and this opinion is limited solely to the present law of the State of Hawaii, to present judicial interpretations thereof and to the facts as they currently exist.

         A copy of this opinion letter may be delivered by you to subsequent purchasers in connection with the purchase and sale of any of the Notes, and such Persons may rely on this opinion letter as if it were addressed and had been delivered to them on the date hereof. The General Counsel of the Company may also rely on this opinion letter in connection with the rendering of legal opinions to you as if this opinion letter were addressed to and had been delivered to such General Counsel on the date hereof. Subject to the foregoing, the opinions expressed in this opinion letter are solely for your use in connection with the transactions described in and for the purposes contemplated by the Transaction Documents. Without our prior written consent, this opinion letter may not be used or relied upon by you for any other purpose whatsoever, except for the use of this opinion letter (a) in connection with review of the transactions described in the Transaction Documents by a regulatory agency having supervisory authority over you (including the National Association of Insurance Commissioners) for the purpose of confirming the existence of this opinion letter, (b) in connection with the assertion of a defense as to which this opinion letter is relevant and necessary, or (c) in response to a court order.

                                       Very truly yours,



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                                        1
                                   Schedule 8G


None.

                                   Schedule 8K


None.

                                   Schedule 8O


Jurisdiction of Incorporation:

Hawaii



Location of Chief Executive Office:

555 12th Street
Oakland, California 94607



Organization Number:

Not available in Hawaii